As filed with the Securities and Exchange Commission on February 13 , 2013

Securities Act File No. 333-174403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1-A-2 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SaaSMAX, Inc.

(Name of small business issuer in its charter)

Nevada	7380	27-4636847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dina Moskowitz, Chief Executive Officer

SaaSMAX, Inc.

7770 Regents Road, Suite 113-129

San Diego, California 92122

Phone: 858-518-0447

(Name, address and telephone number of agent for service)

Copies to:

Brad Bingham, Esq.

The Bingham Law Group

2173 Salk Avenue, Suite 250

Carlsbad, California 92008

Phone: (760) 230-1617

Approximate date of proposed sale to public:  From time to time, at the discretion of the selling shareholders, after the effective date of this registration statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   X ..

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of SaaSMAX, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on October 14, 2011, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, that was filed with the SEC  on March 29, 2012.  We have also included information with respect to the quarter ended September 30, 2012, that was subject of a Form 10-Q filing made on November 19, 2012.

The information included in this filing amends this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, February 13 , 2013

SAASMAX, INC.

995,500 Shares of

Common Stock

This prospectus relates to the resale by the selling stockholders of an aggregate of 995,500 shares of our common stock, par value $.001, per share, by the selling shareholders named in this prospectus in the section entitled “Selling Shareholders,” including their donees, pledgees, assignees, transferees and other successors-in-interest, whom we refer to in this prospectus as the “Selling Shareholders.” The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February __, 2013.

1

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "SaaSMAX", "Company", "we," "us," or "our" refer to SaaSMAX, Inc..

SaaSMAX, Inc. (“SaaSMAX” or the “Company”) was incorporated on January 19, 2011 under the laws of the State of Nevada with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online global business-to-business marketplace for software-as-a-service (“SaaS”) providers, resellers and users, with the goal to improve the sales value chain in this rapidly growing sector.

SaaSMAX, Inc. is a Nevada Corporation incorporated January 19, 2011, with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online business-to-business marketplace (the "SaaSMAX Marketplace") and channel management tools for the rapidly growing software-as-a-service ("SaaS") market.

Software-as-a-Service, sometimes referred to as "on-demand software," is a software delivery model in which software is delivered over the Internet through a web browser.  With SaaS Applications ("SaaS Apps"), software and data is hosted on virtual servers (often referred to as "cloud-based" or "cloud computing").  Cloud computing fundamentally changes the way business software applications are developed and deployed.  SaaS App developers no longer need to create and manage their own infrastructure of servers, storage, network devices, operating system software and development tools in order to create a business application.  Instead, the entire software infrastructure is managed by third parties who specialize in infrastructure management, and developers use a remote management connection/console to access the development environment.  SaaS App users can gain access to a multitude of business applications via an Internet browser or mobile device, and are able to take advantage of a robust, secure, scalable and highly available application at a relatively low cost, without the cost and complexity of managing the application.

While practically every Internet service (such as a Web search engine or web-based Email) is driven by some underlying software, the terms "SaaS" or "SaaS Apps" are often used in the context of business software.   Independent Software Vendors ("ISVs" or "App Vendors") of SaaS Apps or traditional software applications develop and sell software apps that run on one or more operating system platforms.  The companies that make the operating platforms encourage and lend support to ISVs, often with special "business partner" programs.  Some ISVs focus on a particular operating platform like Apple iPhones’ iOS for which there are tens of thousands of ISV applications. Other ISVs specialize in a particular application area, such as customer relationship management or business intelligence, for example, and integrate with multiple platforms.

The Company intends to become a sales distribution channel for SaaS, by offering a Marketplace for SaaS Apps and by facilitating, improving and increasing the Sales Value Chain for SaaS ISVs.  The "Sales Value Chain" refers to the value-adding activities and the participants that are involved in selling a software product to an end-user.   For example, a software application is typically developed and sold by an ISV. That ISV may offer to sell licenses for its software application directly to an end user, or it may contract with a wholesaler, distributor or retailer (collectively referred to herein as "Reseller") which then markets and resells that software application to end users.  Moreover, when software applications require customization or user training before they are employed by the end user, ISV's will seek to partner with  independent VARs, service providers, solution providers, systems integrators or other types of consultants (collectively referred to herein as "Solution Providers") who will provide those services to the end users.

With SaaS Apps, there is no physical delivery of a software product.  Instead, a SaaS App is available and ready-to-use when it is accessed on-line. As a result of this non-physical, direct-to-end-customer deployment method, there is no product that can be accounted for physically.  This may lead to a situation where a Solution Provider in the Sales Value Chain is ignored during a sales transaction and, in such a case, may not be compensated by the SaaS App Vendor for referring the end-user.

In traditional software sales, the Solution Provider usually has a pre-existing relationship with the end-user and is therefore the trusted advisor to the end-user for most software purchases. For SaaS App Vendors, we believe that the Sales Value Chain must also incorporate the Solution Providers for software purchases. We believe that when completed and implemented, the SaaSMAX Marketplace will provide   SaaS App Vendors with the tools to track sales and manage reseller programs for each Solution Provider interested in their SaaS App.

Our SaaSMAX Marketplace is intended to be a "B2B" or "business to business" solution to be implemented between SaaS App Vendors and SaaS Solution Providers, which will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world.

SaaSMAX management believes that the SaaSMAX Marketplace will:

•	Make it easier and more efficient for SaaS App Vendors to promote their SaaS Apps, sell licenses, find new customers, and build a channel of Solution Providers.

•	Be the first SaaS marketplace that will enable SaaS App Vendors to sell, market, manage and monitor their sales and marketing efforts in real time across the SaaS Sales Value Chain.

•	Be a valuable, efficient business and educational tool for SaaS Solution Providers, enabling them to thoroughly research each listed SaaS App and gain access to online demos, technical specifications, peer ratings, support, pricing, commission plans and much more.

•	Make it easier for Solution Providers to find SaaS Apps for their customers and earn commissions from SaaS App Vendors for reselling or referring their SaaS Apps to end user customers.

•	Include a Solution Provider Directory which will contain the business profiles of Solution Providers, to enable end user businesses to identify and do business with Solution Providers, and to enable SaaS App Vendors to network with Solution Providers.

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In late 2011 the SaaSMAX Marketplace entered into its beta test-phase ("SaaSMAX Beta,").   During the Beta phase, our primary focus has been and will continue to be to recruit several dozen SaaS Apps Vendors and several dozen Solution Providers to use our service.  During SaaSMAX Beta we have been and will continue to: i) study the use of our service; ii) adjust the business pricing model; iii) add features and functionality; iv) plan and prepare marketing campaigns; v) adjust our standard service agreement to meet the expressed needs and wants of participating SaaS App Vendors and Solution Providers.

The Company has entered into several dozen agreements with ISVs in which the ISV agrees to compensate SaaSMAX for every purchase transaction that is initiated through the SaaSMAX Online Marketplace. The Company is responsible for monitoring, aggregating and reporting total transaction volumes completed between its member Solution Providers and the ISVs, as well as the commissions earned by the Solution Providers. The Company has also entered into more than one hundred agreements with Solutions Providers, who currently are not required to pay fees to SaaSMAX.

Once management is satisfied with the results of SaaSMAX Beta, we will commercially launch SaaSMAX.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future, and have identified several additional potential product opportunities that stem from what we have learned to date.

We are a development stage business and have had limited revenue since our formation. There can be no assurance that even if revenues are generated by the SaaSMAX Marketplace, that those revenues will be sufficient to enable the Company to maintain its operations.  The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. There can be no assurance that the Company will be successful with any subsequent financings.

The Auditor's Report included in our audited financial statements at December 31, 2011 included language raising doubt about our ability to continue as a going concern. Since inception we have had minimal revenues. Our business plan estimates that we will need to raise additional capital to fund our operations during the remainder of 2013 and there can be no assurance that we will be able to raise any or all of the capital required. We have generated minimal revenues since our inception, have incurred a net loss of $319,029 during the nine months ended September 30, 2012, have net cash used in operating activities of $190,783 for the nine months ended September 30, 2012 and have an accumulated deficit of $501,050 at September 30, 2012.  Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

THE OFFERING

Common stock outstanding before the offering	4,429,704 shares

Common stock offered by selling shareholders	995,500 shares

Common stock to be outstanding after the offering	4,429,704 shares

Offering Price Per Share	$1.00. (The most recent sales price quoted on the OTC Bulletin Board or at then prevailing market prices or privately negotiated prices).

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholders.

Risk Factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.

Over-the-Counter Bulletin Board s\Symbol	SAAX

The above information regarding common stock to be outstanding after the offering is based on 4,429,704 shares of common stock outstanding as of February 13 , 2013.

3

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled "Forward Looking Statements." The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's business operations. If any of the following risks actually occur, the Company's business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

You should carefully consider the risk factors described below, together with all of the other information included in this prospectus, before you decide whether to invest in shares of our common stock. The following risks and uncertainties may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our operations and financial results. The occurrence of any of the following risks could harm our business, financial condition or results of operations. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

There is substantial doubt as to whether our Company can continue as a going concern.

We have generated minimal revenues since our inception, have incurred a net loss of $319,029 during the nine months ended September 30, 2012, have net cash used in operating activities of $190,783 for the nine months ended September 30, 2012 and have an accumulated deficit of $501,050 at September 30, 2012.  Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether. Our business plans estimate that we will need to raise additional capital to fund our operations and there can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

No assurance can be given that a market for SaaSMAX will develop, or that participants, sponsors, partners or non-member advertisers will be willing to pay for the Company's services.

SaaSMAX is a new and unproven business model. The success of our business model depends upon;

  our ability to recruit a critical mass of Solution Providers and ISV's to join, pay for and participate in our online marketplace, our ability to develop and provide adding technology tools for managing transactions to our members, and our ability to sell sponsorships, advertising space and other marketing programs.

Failure to execute on any or all of the above activities would adversely affect the results of our operations.

No assurance can be given that we will have sufficient funding to finance the continued development and completion of the SaaSMAX Marketplace to fulfill our mission and execute our business model.

While the SaaSMAX Marketplace is already in operation, there can be no assurance that we will be able to allocate sufficient funds to complete the development of additional features and functionality of our services.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

Because our expense levels in any given quarter are based, in part, on management's expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have no operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations informally in January 2011 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

4

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

Our software platform may have defects or errors which could cause delays in product introductions and commercial launch, result in increased costs and diversion of development resources, or require design modifications.

Software products and services such as those offered by SaaSMAX frequently contain undetected errors or failures when first introduced or as new versions are released. Despite extensive testing, from time to time we may discover defects or errors in products.  In addition, there can be no assurance that, despite testing by us and by current and potential customers, errors will not be found after commencement of commercial launch, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon our business, operating results and financial condition.

Defects or disruptions in the delivery if our service could diminish demand, decrease market acceptance or decrease customer satisfaction of our service and subject us to substantial liability.

We may, from time to time, find defects in our service and errors in our proposed service may be detected in the future. In addition, our customers may use our service in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Any errors, defects, disruptions in service or other performance problems with our proposed service could hurt our reputation and may damage our customers' businesses. If that occurs, potential customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from our third-party data center hosting facilities could impair the delivery of our service and harm our business.

We currently intend to serve our customers from third-party data center hosting. Any damage to, or failure of, our systems generally could result in interruptions in our proposed service. We may in the future move or transfer our data and our customers' data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our service. Further, any damage to, or failure of, our systems generally could result in interruptions in our proposed service. Interruptions in our proposed service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable.

If our security measures are breached and unauthorized access is obtained to a customer's data or our data, our proposed service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

Our proposed service involves the storage and transmission of customers' proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data to additional data centers or at any time, and result in someone obtaining unauthorized access to our data or our customers' data. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our customers' data. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If we fail to develop strong relationships with providers of major software ecosystems, our ability to grow our business will be diminished.

In the enterprise, internet and mobile software industries, the market leaders typically adopt an open platform strategy that makes their software the center of their own "ecosystems." Many of these providers of major software ecosystems nurture relationships with Third Party ISVs and create Authorized Reseller Programs for Solution Providers. We may be perceived as a direct competitor or future direct competitor in situations where the ecosystem is already facilitating or plans to facilitate commission-based reseller programs and tools for their authorized resellers to do business directly with Third Party ISV's. There can be no assurance that the Company will be able to form relationships with the providers of major software ecosystems. As well providers of major software ecosystems may already be exclusively collaborating with other, larger and more established distributors and online marketplaces.

If the demand for Internet-based Software-as-a-Service applications in the small and medium-sized business space ("SMB") and small and medium-sized enterprise space (“SME”) does not continue to grow, our business will be adversely affected.

The use of SaaS Apps for enterprises, small business and personal business purposes has been growing at an increasing rate over the past five years and is projected to continue to grow. However, no assurance can be given that any or all of these business segments will continue to adopt SaaS Apps into their business infrastructure or that they will renew their subscriptions with SaaS Apps for long periods of time.

As well, there can be no assurance given that ISV's will continue to innovate and develop new SaaS Apps, or that the market of SaaS Apps will not experience aggressive consolidation in the future, thereby reducing the potential number of SaaS Apps available to participate in SaaSMAX.

5

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers' ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers' purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

We rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

We will rely on computer hardware purchased or leased and software licensed from third parties in order to offer our proposed service, including database software from Oracle Corporation and an open source content management system. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our service until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our service which could harm our business.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

Our current Management and human resources infrastructure is comprised of our CEO and several outsourced consultants. Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

Our business could be adversely affected if our customers are not satisfied with the SaaS Apps they purchase through us or the implementation and customization services provided by our member Service Providers.

Our business will depend on our ability to satisfy our potential customers. If a customer is not satisfied with the quality of the SaaS App they may purchase through SaaSMAX or our member Service Providers, and/or if they are not satisfied with the work performed a Service Providers identified through SaaSMAX, the customer's dissatisfaction could damage our ability to obtain additional or future orders from that customer. In addition, potential negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with prospective customers.

We are dependent on our CEO and outsourced consultants, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer and Chief Financial Officer Dina Moskowitz. We do not have an employment agreement with our CEO and, therefore, she could terminate her employment with us at any time. We do not maintain key person life insurance policies on our CEO. The loss of the services of our CEO could seriously harm our business.

6

Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing member loyalty is critical to attracting new resellers, ISVs and end-user purchasers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing member loyalty will depend on our ability to provide a high-quality user experience and ensure that our ISV members include best-of-breed SMB apps that offer worthwhile commission incentives to our Reseller members, which we may not do successfully. If we are unable to maintain and enhance our brand reputation and member participation, our ability to attract new marketplace participants or convert new sponsors and advertisers will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

The numerous types of direct or indirect competitors that exist in the market today include but may not be limited to: ecosystem marketplaces such as Google Apps Marketplace; enterprise software distributors who are now offering SaaS marketplaces, such as Ingram Micro; unaffiliated online SaaS marketplaces such as GetApp.com; affiliate programs, such as Commission Junction; and ISV in-house channel partner/reseller programs. There can be no assurance that we will be able to produce a product that will be competitive in the marketplace, and even if competitive that we will be able to earn a profit.

Our reliance upon third party providers to develop our Services, add new functionality and manage technical issues could result in delays to our commercial launch and customer service.

The Company's outsourced software developers and other consultants participate in non-related projects, employment and/or consulting arrangements. Should our outsourced software developers or other consultants be unable to execute their portion of the development effort or their responsibilities, the activities of SaaSMAX or any of its future planned software functionality could be delayed until a replacement(s) is found.

Investors may lose their entire investment if we fail to reach profitability.

We commenced business in January 2011. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

In order to execute our business plan, we need to raise additional capital. If we are unable to raise additional capital, we will not be able to achieve our business plan and you could lose your investment.

We need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We have limited protection of our intellectual property.

Our business prospects do not rely upon company-owned patented technologies. Our business prospects will depend largely on our ability to develop a critical mass of participants in the SaaSMAX online business-to-business marketplace, as well as our ability to successfully develop and provide to our members a commission provisioning SaaSMAX software tool. There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

Purchasers of the Shares will incur immediate substantial dilution.

Purchasers in this offering may incur substantial dilution in the future. There is no assurance that our net tangible book value per share in the future will equal or exceed the offering price.

RISKS RELATED TO COMMON STOCK

Although there is currently a trading market for our common stock, liquidity of our shares of common stock is limited.

Even though our common shares are currently listed on the Over the Counter Bulletin Board in the United States under the symbol "SAAX" since June 22, 2012, there has been very little sales or purchases of our common shares reported. Failure to develop or maintain a liquid trading market could negatively affect our common share's value and make it difficult or impossible for you to sell your shares. Even if a liquid market for common shares does develop, the market price may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common shares.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our board of directors has the authority to issue up to 20 million shares of "blank check" preferred stock.  The issuance of any preferred stock may adversely affect the holders of common stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Our shares are subject to the U.S. "Penny Stock" Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the "Penny Stock" Rules.

Our stock is subject to U.S. "Penny Stock" rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company's plan that the common shares be quoted on the OTCBB. A "penny stock" is generally defined by regulations of the U.S. Securities and Exchange Commission ("SEC") as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;

(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers' ability to trade, and a purchaser's ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company's shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock qualified for quotation on the OTCBB on August 24, 2012, under the symbol “SAAX”. No trades of our common stock occurred through the facilities of the OTCBB until September 20, 2012. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) as reported on the OTCBB or OTCQB, as applicable, beginning on September 20, 2012. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	High	Low
Third Quarter (August 24, 2102 through September 30, 2012)	$2.00	$1.50
Fourth Quarter (through December 31, 2012)	$1.50	$1.00

February 13 , 2013*	$1.00	$1.00

  * Represents quoted prices but not actual trades.

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on a national securities exchange, although we cannot be certain that our application will be approved.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

BUSINESS OF THE COMPANY

Forward Looking Statements

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Overview of the Business and Recent Developments

SaaSMAX, Inc. is a Nevada Corporation incorporated January 19, 2011, with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online business-to-business marketplace (the "SaaSMAX Marketplace") and channel management tools for the rapidly growing software-as-a-service ("SaaS") market.

Software-as-a-Service, sometimes referred to as "on-demand software," is a software delivery model in which software is delivered over the Internet through a web browser.  With SaaS Applications ("SaaS Apps"), software and data is hosted on virtual servers (often referred to as "cloud-based" or "cloud computing").  Cloud computing fundamentally changes the way business software applications are developed and deployed.  SaaS App developers no longer need to create and manage their own infrastructure of servers, storage, network devices, operating system software and development tools in order to create a business application.  Instead, the entire software infrastructure is managed by third parties who specialize in infrastructure management, and developers use a remote management connection/console to access the development environment.  SaaS App users can gain access to a multitude of business applications via an Internet browser or mobile device, and are able to take advantage of a robust, secure, scalable and highly available application at a relatively low cost, without the cost and complexity of managing the application.

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While practically every Internet service (such as a Web search engine or web-based Email) is driven by some underlying software, the terms "SaaS" or "SaaS Apps" are often used in the context of business software.   Independent Software Vendors ("ISVs" or "App Vendors") of SaaS Apps or traditional software applications develop and sell software apps that run on one or more operating system platforms.  The companies that make the operating platforms encourage and lend support to ISVs, often with special "business partner" programs.  Some ISVs focus on a particular operating platform like Apple iPhone's iOS for which there are tens of thousands of ISV applications. Other ISVs specialize in a particular application area, such as customer relationship management or business intelligence, for example, and integrate with multiple platforms.

The Company intends to become a channel program for SaaS, by offering a Marketplace for SaaS Apps and by facilitating, improving and increasing the Sales Value Chain for SaaS ISVs.  The "Sales Value Chain" refers to the value-adding activities and the participants that are involved in selling a software product to an end-user.   For example, a software application is typically developed and sold by an ISV. That ISV may offer to sell licenses for its software application directly to an end user, or it may contract with a wholesaler, distributor or retailer (collectively referred to herein as "Reseller") which then markets and resells that software application to end users.  Moreover, when software applications require customization or user training before they are employed by the end user, ISV's will seek to partner with  independent VARs, service providers, solution providers, systems integrators or other types of consultants (collectively referred to herein as "Solution Providers") who will provide those services to the end users.

With traditional software, that requires installation on a personal computer, server or workstation, ISVs typically "package" their software on a disc and license or sell the software, on the disc, through the Sales Value Chain in order to reach end-users. The discs are therefore physically accounted for as product inventory and the end-user is responsible for setting up the software on the servers, network, and employee workstations and maintaining the servers, network and workstations. In many cases businesses do not have the internal expertise to install and maintain the software. In those cases, an end-user will typically contract with and independent Solution Provider to install and/or manage the software for the end user.

By contrast, with SaaS Apps, there is no physical delivery of a software product.  Instead, a SaaS App is available and ready-to-use when it is accessed on-line. As a result of this non-physical, direct-to-end-customer deployment method, there is no product that can be accounted for physically.  This may lead to a situation where a Solution Provider in the Sales Value Chain is ignored during a sales transaction and, in such a case, may not be compensated by the SaaS App Vendor for referring the end-user.

In traditional software sales, the Solution Provider usually has a pre-existing relationship with the end-user and is therefore the trusted advisor to the end-user for most software purchases. For SaaS App Vendors, we believe that the Sales Value Chain must also incorporate the Solution Providers for software purchases. We believe that when completed and implemented, the SaaSMAX Marketplace will provide   SaaS App Vendors with the tools to track sales and manage reseller programs for each Solution Provider interested in their SaaS App.

The SaaSMAX Marketplace is intended to be a "B2B" or "business to business" solution to be implemented between SaaS App Vendors and SaaS Solution Providers, which will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world.

SaaSMAX management believes that the SaaSMAX Marketplace will:

•	Make it easier and more efficient for SaaS App Vendors to promote their SaaS Apps, sell licenses, find new customers, and build a channel of Solution Providers.

•	Be the first SaaS marketplace that will enable SaaS App Vendors to sell, market, manage and monitor their sales and marketing efforts in real time across the SaaS Sales Value Chain.

•	Be a valuable, efficient business and educational tool for SaaS Solution Providers, enabling them to thoroughly research each listed SaaS App and gain access to online demos, technical specifications, peer ratings, support, pricing, commission plans and much more.

•	Make it easier for Solution Providers to find SaaS Apps for their customers and earn commissions from SaaS App Vendors for reselling or referring their SaaS Apps to end user customers.

•	Include a Solution Provider Directory which will contain the business profiles of Solution Providers, to enable end user businesses to identify and do business with Solution Providers, and to enable SaaS App Vendors to network with Solution Providers.

In late 2011 the SaaSMAX Marketplace entered into its beta test-phase ("SaaSMAX Beta,").   During the Beta phase, our primary focus has been and will continue to be to recruit several dozen SaaS Apps Vendors and several dozen Solution Providers to use our service.  During SaaSMAX Beta we have been and will continue to: i) study the use of our service; ii) adjust the business pricing model ; iii) add features and functionality ; iv) plan and prepare marketing campaigns; v) adjust our standard service agreement to meet the expressed needs and wants of participating SaaS App Vendors and Solution Providers

The Company has entered into several dozen agreements with ISVs in which the ISV agrees to compensate SaaSMAX for every purchase transaction that is initiated through the SaaSMAX Online Marketplace. The Company is responsible for monitoring, aggregating and reporting total transaction volumes completed between its member Solution Providers and the ISVs, as well as the commissions earned by the Solution Providers. The Company has also entered into more than one hundred agreements with Solutions Providers, who currently are not required to pay fees to SaaSMAX.

Once management is satisfied with the results of SaaSMAX Beta, we will commercially launch SaaSMAX.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future, and have identified several additional potential product opportunities that stem from what we have learned to date.

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We are a development stage business and have had limited revenue since our formation. There can be no assurance that even if revenues are generated by the SaaSMAX Marketplace, that those revenues will be sufficient to enable the Company to maintain its operations.  The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. There can be no assurance that the Company will be successful with any subsequent financings.

The Auditor's Report included in our audited financial statements at December 31, 2011 included language raising doubt about our ability to continue as a going concern. Since inception we have had minimal revenues. Our business plan estimates that we will need to raise additional capital to fund our operations during the remainder of 2013 and there can be no assurance that we will be able to raise any or all of the capital required. We have generated minimal revenues since our inception, have incurred a net loss of $319,029 during the nine months ended September 30, 2012, have net cash used in operating activities of $190,783 for the nine months ended September 30, 2012 and have an accumulated deficit of $501,050 at September 30, 2012.  Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

Customers

The SaaSMAX Marketplace will be utilized primarily by two different types of customers. App Vendors, who make business-related SaaS Apps, and Solution Providers who are IT Consultants, VARs and MSPs who will resell business-related SaaS Apps through the SaaSMAX Marketplace. In addition, the SaaSMAX Marketplace may become available to other business organizations ("Business Users"), who will be provided limited access to the proposed features and functionality of SaaSMAX. There can be no assurance that these types of customers will in fact utilize the SaaSMAX Marketplace.

The SaaSMAX Platform - How it Works

The SaaSMAX Platform is comprised of the SaaSMAX Marketplace, channel management tools for App Vendors and Solution Providers, and will eventually include premium marketing and advertising tools for App Vendors and Solution Providers. The SaaSMAX Platform is currently under development and is expected to be released in multiple phases as the features and functionality become available. The Company contracts with independent software developers who are currently designing, building, and testing the SaaSMAX Platform.

Revenue Generation

SaaSMAX intends to generate revenue from the following revenue streams:

  Annual Membership Fees from SaaS App Vendors who list their SaaS App on the SaaSMAX Marketplace.

  Annual Membership Fees from Solution Providers who want to resell SaaS Apps and also list their profile in the SaaSMAX Solution Provider Directory.

  Advertising and Marketing Fees from SaaS App Vendors who want to conduct premium marketing and/or advertising campaigns within the SaaSMAX Marketplace.

  Transaction fees based on a percentage of the revenue earned by SaaS App Vendors who sell and promote their SaaS App through the SaaSMAX Marketplace.

  Advertising and marketing fees from companies who want to advertise within the SaaSMAX Marketplace or on the SaaSMAX website.

User Participation

In order to participate in SaaSMAX, a potential user will first register as an App Vendor, a Solution Provider or a Business User. App Vendors and Solution Providers will be manually screened by Management and approved in order to maintain a high degree of quality and integrity in the SaaSMAX Marketplace.

App Vendors are required to agree to pay SaaSMAX a commission structure based upon a revenue share program and to pay a commission to Solution Providers based upon a flexible revenue share program in order to: a) display their App's profile(s) on the SaaSMAX Marketplace; b) utilize our channel management tools, and; c) take advantage of marketing and advertising tools. Premium marketing programs will also be available "a la carte" to potential members of any pricing plan.

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Solution Providers may join free of charge and are required to agree to a) display their Company Profile in the SaaSMAX Solution Provider Directory; b) utilize our channel management tools, and; c) take advantage of marketing and advertising tools. Premium marketing programs are planned to also be available "a la carte" to members of any pricing plan.

Searching and Viewing the SaaSMAX Marketplace

End users have access to search and view the planned SaaSMAX Marketplace depending on what type of user they may be. Solution Providers are enabled to view a comprehensive profile of every SaaS App is registered in the SaaSMAX Marketplace and have access to more information and assessment tools than the other user types.

SaaSMAX Solution Provider Directory

"Lead Generation" will be one of the expected major benefits of being a SaaSMAX Solution Provider. Also, Business Users who may be seeking a trusted Solution Provider to help implement, integrate or provide training for a SaaS App, will be able to inquire through SaaSMAX and identify potential candidates.

SaaSMAX Channel Management Tools

SaaSMAX Channel Management Tools are our own proprietary software-as-a-service that enables App Vendors to track and manage their reseller channel of SaaSMAX Solution Providers, and Solution Providers to track and manage their various SaaS App transactions. Using our Tools, App Vendors will be able to administer and manage reseller incentive programs, address commission provisioning, and have real time access to performance analytics and reports.

SaaSMAX Premium Marketing Services

The Company intends to sell App Vendors and Solution Providers "premium" advertising and marketing campaign opportunities to increase their brand and product exposure within the SaaSMAX Marketplace. Such campaigns will include advertising on the public pages of the SaaSMAX.com website; offering webinars; publishing real-time announcements; sponsorships of email newsletters; custom email campaigns; and more.

In 2012 revenue-generating SaaSMAX premium marketing services included the showcasing of SaaS Apps at channel conferences at which SaaSMAX exhibited and including those SaaS Apps in national press release wires.

Sales and Business Development

We anticipate that our sales and business development resources will be primarily dedicated to identifying quality Solution Providers and SaaS App Vendors to join and participate in the SaaSMAX Marketplace. Relationships with our members are anticipated to be managed by the same resources, and we will strive to facilitate and increase the business conducted between our member Service Providers and App Vendors. We also anticipate that our sales and business development resources will focus on selling premium marketing and advertising opportunities to our members and to non-members. We intend to accomplish these strategies through telesales, online and email communication and by attending and speaking at relevant conferences.

Marketing

We anticipate that our future marketing activities may include all or some of the below activities:

  Press releases and nurturing relationships with industry thought leaders and bloggers to gain third-party validation and generate positive coverage for the Company;

  Participation in industry events, trade shows and online trade shows, webinars, etc. to create customer awareness, trust and enthusiasm;

  Search engine marketing and search engine optimization;

  Social Media - blog, LinkedIn groups, FaceBook and other online resources;

  Web site development and design to create a pleasant and productive user-experience, engage and educate prospects and generate interest through information and demonstration, case studies, white papers and marketing collateral;

  Email and phone campaigns to capture leads, promote the brand, conduct surveys and communicate information about our member participants;

  Use of customer testimonials and case studies;

  Promotions, partnerships and sponsorships as appropriate;

  Advertising in industry related websites, blogs, e-newsletters and publications;

  Industry contacts and relationships.

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Customer Service and Support

We anticipate that basic customer support during business hours will be available to SaaSMAX customers.

Technology and Development

In order to build SaaSMAX services, we have employed resources that have included and may continue to include, but are not limited to, independent software developer consultants, software development firms, an Agile project manager consultant, graphic design consultants and other qualified consultants to meet the various needs of the effort.  The Company believes that retaining experienced consultants in the Software programming / IT field is critical to ensure the success of the Company's development and implementation plans.

We expect that our customers will access our services through an easy-to-use web-based interface. Our web-based SaaS delivery method will give us control over our SaaSMAX Marketplace content and permits us to make modifications at a single central location. We further expect to add additional functionality of our services and to be able to deliver additional products to our customers.

We intend to optimize the SaaSMAX Platform to run on a specific database and operating system using the tools and platforms best suited to serve our customers. Performance, functional depth and the usability of our service will drive our technology decisions and product direction. The SaaSMAX Platform will be optimized for use on desktop computers, workstations, laptop computers, tablet devices and other handheld devices. Certain parts of the SaaSMAX Platform will also be available on mobile devices.

Infrastructure

Our technology infrastructure will be hosted externally by cloud service providers and redundantly stored in multiple data center locations. We expect that our customers will depend on the availability and reliability of our services and we have therefore selected an external hosting cloud service provider that is highly reliable and employs system redundancy in order to minimize potential system downtime.

Security

We intend to maintain high security standards and employ an intrusion detection system. Our software "firewalls" will be managed and monitored continuously. Our communications are secured using secure socket layer 128-bit encryption. All incoming traffic must be authenticated before it is authorized to be passed on to the application. Once a user has been authorized, access control to specific functions within the site is performed by the application. Our access control system is highly granular and includes the granting and revocation of user permissions to functions on the site.

Competition

We have numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do. The numerous types of direct or indirect competitors that exist in the market today include but may not be limited to: ecosystem marketplaces such as Google Apps Marketplace; enterprise software distributors who are now offering SaaS marketplaces, such as Ingram Micro; unaffiliated online SaaS marketplaces such as GetApp.com; affiliate programs, such as Commission Junction; and ISV in-house channel partner/reseller programs.

There is no assurance that we will be able to produce a product that will be competitive in the marketplace, and even if competitive that we will be able to earn a profit.

INTELLECTUAL PROPERTY

SaaSMAX® and WiseSaaS® are registered U.S. Trademarks.

We have applied for one patent to date with the United States Patent Office: No. 61562325 for a "Transaction and Auditing Systems Architecture" was applied for on November 21, 2011.

We have registered several Internet domain names related to our business in order to protect our proprietary interests, including but not limited to SaaSMAX.com, SaasResellerNetwork.com and WiseSaaS.com.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

EMPLOYEES

As of February 13 , 2013, the Company does not have any employees besides the Chief Executive Officer, Dina Moskowitz. Any administrative, marketing, technical, IT and/or software development work that is not handled by the CEO is outsourced to qualified professionals as deemed necessary.

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PROPERTY

Our principal executive offices are temporarily located at the residence of Dina Moskowitz, our sole Director and Chief Executive Officer, for which we pay no rent.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -SEPTEMBER 30, 2012

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 2 of Part I of this report include forward-looking statements. These forward looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. Many factors could cause our actual results to differ materially from those projected in these forward-looking statements, including but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance our products in the marketplace by existing and potential future customers; general economic conditions. You should be aware that the occurrence of any of the events described in this Quarterly Report could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Quarterly Report to conform these statements to actual results.

Introduction

Overview

SaaSMAX, Inc. is a Nevada Corporation incorporated January 19, 2011, with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online business-to-business marketplace (the "SaaSMAX Marketplace") and channel management tools for the rapidly growing software-as-a-service ("SaaS") market.

Software-as-a-Service, sometimes referred to as "on-demand software," is a software delivery model in which software is delivered over the Internet through a web browser.  With SaaS Applications ("SaaS Apps"), software and data is hosted on virtual servers (often referred to as "cloud-based" or "cloud computing").  Cloud computing fundamentally changes the way business software applications are developed and deployed.  SaaS App developers no longer need to create and manage their own infrastructure of servers, storage, network devices, operating system software and development tools in order to create a business application.  Instead, the entire software infrastructure is managed by third parties who specialize in infrastructure management, and developers use a remote management connection/console to access the development environment.  SaaS App users can gain access to a multitude of business applications via an Internet browser or mobile device, and are able to take advantage of a robust, secure, scalable and highly available application at a relatively low cost, without the cost and complexity of managing the application.

While practically every Internet service (such as a Web search engine or web-based Email) is driven by some underlying software, the terms "SaaS" or "SaaS Apps" are often used in the context of business software.   Independent Software Vendors ("ISVs" or "App Vendors") of SaaS Apps or traditional software applications develop and sell software apps that run on one or more operating system platforms.  The companies that make the operating platforms encourage and lend support to ISVs, often with special "business partner" programs.  Some ISVs focus on a particular operating platform like Apple iPhones’ iOS for which there are tens of thousands of ISV applications. Other ISVs specialize in a particular application area, such as customer relationship management or business intelligence, for example, and integrate with multiple platforms.

The Company intends to become a sales distribution channel for SaaS, by offering a Marketplace for SaaS Apps and by facilitating, improving and increasing the Sales Value Chain for SaaS ISVs.  The "Sales Value Chain" refers to the value-adding activities and the participants that are involved in selling a software product to an end-user.   For example, a software application is typically developed and sold by an ISV. That ISV may offer to sell licenses for its software application directly to an end user, or it may contract with a wholesaler, distributor or retailer (collectively referred to herein as "Reseller") which then markets and resells that software application to end users.  Moreover, when software applications require customization or user training before they are employed by the end user, ISV's will seek to partner with  independent VARs, service providers, solution providers, systems integrators or other types of consultants (collectively referred to herein as "Solution Providers") who will provide those services to the end users.

With SaaS Apps, there is no physical delivery of a software product.  Instead, a SaaS App is available and ready-to-use when it is accessed on-line. As a result of this non-physical, direct-to-end-customer deployment method, there is no product that can be accounted for physically.  This may lead to a situation where a Solution Provider in the Sales Value Chain is ignored during a sales transaction and, in such a case, may not be compensated by the SaaS App Vendor for referring the end-user.

In traditional software sales, the Solution Provider usually has a pre-existing relationship with the end-user and is therefore the trusted advisor to the end-user for most software purchases. For SaaS App Vendors, we believe that the Sales Value Chain must also incorporate the Solution Providers for software purchases. We believe that when completed and implemented, the SaaSMAX Marketplace will provide   SaaS App Vendors with the tools to track sales and manage reseller programs for each Solution Provider interested in their SaaS App.

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Our SaaSMAX Marketplace is intended to be a "B2B" or "business to business" solution to be implemented between SaaS App Vendors and SaaS Solution Providers, which will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world.

SaaSMAX management believes that the SaaSMAX Marketplace will:

•	Make it easier and more efficient for SaaS App Vendors to promote their SaaS Apps, sell licenses, find new customers, and build a channel of Solution Providers.

•	Be the first SaaS marketplace that will enable SaaS App Vendors to sell, market, manage and monitor their sales and marketing efforts in real time across the SaaS Sales Value Chain.

•	Be a valuable, efficient business and educational tool for SaaS Solution Providers, enabling them to thoroughly research each listed SaaS App and gain access to online demos, technical specifications, peer ratings, support, pricing, commission plans and much more.

•	Make it easier for Solution Providers to find SaaS Apps for their customers and earn commissions from SaaS App Vendors for reselling or referring their SaaS Apps to end user customers.

•	Include a Solution Provider Directory which will contain the business profiles of Solution Providers, to enable end user businesses to identify and do business with Solution Providers, and to enable SaaS App Vendors to network with Solution Providers.

In late 2011 the SaaSMAX Marketplace entered into its beta test-phase ("SaaSMAX Beta,").   During the Beta phase, our primary focus has been and will continue to be to recruit several dozen SaaS Apps Vendors and several dozen Solution Providers to use our service.  During SaaSMAX Beta we have been and will continue to: i) study the use of our service; ii) adjust the business pricing model; iii) add features and functionality; iv) plan and prepare marketing campaigns; v) adjust our standard service agreement to meet the expressed needs and wants of participating SaaS App Vendors and Solution Providers. Once management is satisfied with the results of SaaSMAX Beta, we will commercially launch SaaSMAX.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future, and have identified several additional potential product opportunities that stem from what we have learned to date.

Results of Operations

The following discussion should be read in conjunction with our interim consolidated financial statements and the related notes that appear elsewhere in this Quarterly Report.

Revenues and Cost of Goods Sold

During the three months ended September 30, 2012 SaaSMAX began recognizing minimal revenues and corresponding cost of goods sold resulting from marketing services provided to App Vendors as well as management fees earned from App Vendors through SaaSMAX Solution Providers. We are still a development stage company and do not expect to begin generating substantial revenues until 2013.

Salaries and Professional Fees

Salaries and professional fees for the three months and nine months ended September 30, 2012 increased approximately 530% and 532%, respectively when compared to the previous periods in 2011. The increases are primarily attributable to the marketing of the SaaSMAX Marketplace as well as business development services. As the development of the SaaSMAX Marketplace was substantially completed in October 2011, the Company has begun focusing its attention on the marketing and promotion of the product. Such costs totaled approximately $78,000 and $150,000 during the three and nine months ended September 30, 2012, respectively. Additionally, during February 2012, the Company’s Chief Executive Officer, Dina Moskowitz, began receiving a salary for her services thus increasing the amounts expensed for salaries and professional fees when comparing the 2012 period to 2011.

Salaries and professional fees for the period from January 19, 2011 (inception) through September 30, 2012 totaled approximately $314,000 and consisted primarily of marketing, business development costs and management salaries discussed above, as well as, legal and accounting fees incurred as a result of the Registration Statement on Form S-1 initially filed with the SEC during May 2011. The registration statement was declared effective on October 14, 2011 and accordingly, costs incurred for legal and accounting fees are expected to decrease, however, as a result of the filing requirements necessary as a public company, such costs are expected to continue being a significant part of our operating expenses.

Research and Development

  Research and development costs have decreased 29% and 62% during the three and nine months ended September 30, 2012 in comparison to the 2011 periods. Such costs in 2011 related to the development of the SaaSMAX Marketplace. Once technological feasibility of the product was established in October 2011, we began capitalizing the majority of the costs related to the continued development of the product that are expected to be recovered against future revenues. Costs incurred in 2012 relate to research and development of improved functions within the SaaSMAX Marketplace. The Company expects to continue to incur expenses related to research and product development as it improves and expands the SaaSMAX Marketplace.

Research and Development costs for the period from January 19, 2011 (inception) through September 30, 2012 totaled approximately $91,000 and related primarily to the development of the SaaSMAX Marketplace.

General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2012 increased 69% and 144%, respectively when compared to the previous periods in 2011. The increases primarily result from costs incurred to become DTC eligible during 2012, as well as, increases in depreciation and travel and entertainment.

General and administrative expenses for the period from January 19, 2011 (inception) through September 30, 2012 totaled approximately $88,000. Such costs relate primarily to corporate costs associated with the Registration Statement on Form S-1 initially filed with the SEC during May 2011 as well as costs incurred to become DTC eligible during 2012 totaling approximately $22,000. Also included are costs related to travel, trade show, automotive, internet services and general office expenses.

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Other Expense

Other expense for the three and nine months ended September 30, 2012 and the period from January 19, 2011 (inception) through September 30, 2012 totaled $10,537, respectively and related to primarily to the amortization of the debt discount on our convertible promissory notes.

Net Loss

During the three and nine months ended September 30, 2012 and the period from January 19, 2011 (inception) through September 30, 2012 the Company incurred a net loss of $153,521, $319,029 and $501,050, respectively, due to the operating expenses described above.

Capital Resources and Liquidity

As of September 30, 2012, we had $37,397 of cash and working capital deficit of approximately $13,000 compared to $33,158 of cash and working capital of approximately $23,000 as of December 31, 2011.

Net cash used in operating activities during the nine months ended September 30, 2012 and 2011 and the period from January 19, 2011 (inception) through September 30, 2012 totaled approximately $191,000, $114,000 and $337,000, respectively and is primarily attributable to the payment of development, legal, accounting, advertising, management salaries and corporate fees which are offset by stock based compensation expense.

Net cash used in investing activities during the nine months ended September 30, 2012 and 2011 and the period from January 19, 2011 (inception) through September 30, 2012 totaled approximately $20,000, $1,400 and $41,000, respectively and resulted from the purchase of capitalized software and the capitalization of the SaaSMAX marketplace upon reaching technological feasibility.

Net cash provided by financing activities during the nine months ended September 30, 2012 and 2011 and the period from January 19, 2011 (inception) through September 30, 2012 totaled $215,000, $200,100 and $415,100, respectively and resulted primarily from the Company's sale of common stock. Additionally, $75,000 was received throughout the third quarter of 2012 in the form of convertible promissory notes.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. On July 1, August 15, September 26, and October 26, 2012 we entered into four separate Convertible Promissory Notes for $25,000 each (total of $100,000 (the “Convertible Note(s)”) with a shareholder of the Company (the “Holder”). The Convertible Notes bear interest at 8% per annum and are due and payable on the one year anniversary date of each Convertible Note. The Holder of the Convertible Notes may at any time prior to the Maturity Date, convert the principal amount of the Convertible Note into shares of common stock of the Company on the basis of one share of such stock for each $0.35 (the “Conversion Price”) in unpaid principal and accrued interest. The Company may at any time compel the conversion of the Convertible Note or any such portion into shares of common stock at the Conversion Price.

During January 2012 proceeds of $75,000 were received from the sale of 214,286 shares of common stock. On April 5, 2012, pursuant to a Private Placement Memorandum (the “Private Offering”), the Company offered for sale 818,816 units (“Units”) at a purchase price of $1.84 per Unit. Each Unit consists of: i) two shares of common stock, and ii) one redeemable warrant (the “Warrant[s]”) entitling the holder to purchase one share of common stock (the “Warrant Shares”), at an exercise price of $1.84, for a period of 24 months. The Private Offering was terminated on May 10, 2012. The Company had sold 21,739 Units pursuant to the Private Offering resulting in proceeds of $40,000. Additionally, on April 4, 2012, proceeds of $25,000 were received from the sale of 71,428 shares of common stock to an independent accredited investor at $0.35 per share. During 2011, proceeds of $200,100 were received from the sale of 1,000,500 shares of common stock.

We will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. Our business plans estimate that we will need to raise additional capital to fund our operations during 2012 and there can be no assurance that we will be able to raise any or all of the capital. We began generating a nominal amount of revenue during the third quarter of 2012. However, there can be no assurance that we will be able to generate revenue sufficient to sustain or grow the operations. Please see the section entitled “Risk Factors” beginning on page 4.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We do not believe our business and operations have been materially affected by inflation.

Critical Accounting Policies and Estimates

There are no material changes to the critical accounting policies and estimates described in the audited financial statements for the period ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - DECEMBER 31, 2011

Overview

Business. SaaSMAX, Inc. is developing an online marketplace that electronically facilitates the reselling and purchasing of SaaS Apps through value-added resellers, solution providers, trusted advisors and other reseller channels (collectively “Solution Providers”).  The SaaSMAX App Marketplace aims to provide SaaS software vendors and Solution Providers with the tools and relationships to increase their revenues in this rapidly growing SaaS industry.

Financial. We have generated no revenues since our inception and have incurred substantial losses to date. Shortly after incorporation, we filed a Registration Statement on Form S-1with the SEC pursuant to which we registered 1,000,500 shares of our common stock that had been sold to thirty-one accredited investors at $0.20 per share through a private placement (total proceeds of $200,100). The Registration Statement was declared effective on October 14, 2011.

To further assist in funding our operations, during January 2012, we received proceeds totaling $75,000 from one accredited investors for an aggregate of 214,286 shares of common stock.

Results of Operations

Included in the Registration Statement were audited financial statements for the period from January 19, 2011 (inception) through February 28, 2011. Activity during this time was minimal and accordingly, discussion regarding this time frame will be included in the discussion below for the period ending December 31, 2011.

Revenues

SaaSMAX has recognized no revenues since January 19, 2011 (inception) to December 31, 2011 (“Fiscal 2011). We are still a development stage company and do not expect to begin generating revenues until we begin offering our product and services.

Operating Expenses

Total operating expenses for Fiscal 2011 totaled $182,021.  These expenses consisted primarily of fees incurred in the development of our SaaSMAX software and platform prior to technological feasibility totaling approximately $67,000. Additionally, as a result of the Registration Statement initially filed with the SEC during May 2011, professional fees incurred during Fiscal 2011 totaled approximately $82,000. The Registration Statement was declared effective on October 14, 2011 and accordingly, costs incurred for legal and accounting fees are expected to decrease during 2012. However, as a result of the filing requirements necessary as a public company, such costs are expected to continue being a significant part of our operating expenses. Lastly, general and administrative expenses consisting primarily of advertising, travel, corporate costs and office supplies totaled approximately $33,000 during Fiscal 2011.

Net Loss

During Fiscal 2011 the Company incurred a net loss of $182,021due to the operating expenses described above.

Capital Resources and Liquidity

As of December 31, 2011, we had approximately $33,000 of cash and working capital of approximately $23,000.

Net cash used in operating activities during Fiscal 2011 totaled approximately $146,000 and is primarily attributable to the payment of development, legal, accounting, advertising and corporate fees.

Net cash used in investing activities during Fiscal 2011 totaled $20,598 and resulted primarily from the development of the SaaSMAX Marketplace.

Net cash provided by financing activities during Fiscal 2011 totaled $200,100 and resulted from the Company's sale of common stock via a private placement.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. During Fiscal 2011, proceeds of $200,100 were received from the sale of 1,000,500 shares of common stock. During January 2012 proceeds of $75,000 were received from the sale of 214,286 shares of common stock. In addition, between July 1, 2012 and January 9, 2013, the Company received a total of $150,000 from the sale of Convertible Promissory Notes. The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. Our business plans estimate that we will need to raise additional capital to fund our operations during 2012 and there can be no assurance that we will be able to raise any or all of the capital. It is anticipated that the Company will generate revenue starting in mid 2012; however, there can be no assurance that if in fact the Company does generate revenue in mid 2012, that such revenues would be sufficient to sustain or grow the operations. Please see the section entitled “Risk Factors” included herein.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We do not believe our business and operations have been materially affected by inflation.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

We have identified the following critical accounting policies that are most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The following is a review of the more critical accounting policies and methods used by us:

Going concern

No assurance can be given that a market for the SaaSMAX product will develop, or that customers will be willing to pay for the SaaSMAX product. During Fiscal 2011, proceeds of $200,100 were received from the sale of 1,000,500 shares of common stock. During January 2012 proceeds of $75,000 were received from the sale of 214,286 shares of common stock. Our business plan estimates that we will need to raise additional capital to fund our operations during Fiscal 2012 and there can be no assurance that we will be able to raise any or all of the capital required. We have generated no revenues since our inception and have incurred a net loss of $182,021 and net cash used in operating activities of $146,344 during Fiscal 2011. Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements for the year ended December 31, 2011 have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to successfully raise additional financing, and the ability to ultimately attain profitability.

Development stage company

The Company complies with the Accounting Standards Codification No. 915 “Development Stage Entities” and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalized software

Capitalized software consists primarily of payments made to independent software developers for the development of the SaaSMAX Marketplace. Software development costs are capitalized once technological feasibility of a product is established and it is determined that such costs should be recoverable against future revenues. For products where proven technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Amounts related to software development that are not capitalized are charged immediately to product development costs.

Commencing upon the SaaSMAX Marketplace’s release, capitalized software development costs are amortized to cost of sales based upon the higher of (i) the ratio of current revenue to total projected revenue or (ii) the straight-line method. The amortization period will be two years from the initial release of the product. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific products for which the costs relate. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders for the product prior to its release.

Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. If revised forecasted or actual product sales are less than and/or revised forecasted or actual costs are greater than the original forecasted amount utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

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Recently Issued Accounting Standards

 In May 2011, the Financial Accounting Standards Board ("FASB") issued amended guidance on fair value measurement and related disclosures. The new guidance clarified the concepts applicable for fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in a fair value measurement. This guidance will be effective for reporting periods beginning after December 15, 2011, and will be applied prospectively. We do not anticipate a material impact on our financial statements as a result of the adoption of this amended guidance.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification to help achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required.  The ASU may affect the Company's fair value disclosures, but will not affect the Company's results of operations, financial condition or liquidity.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"). ASU 2010-06 requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 to now require (1) a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements, and (3) a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Since the requirements of ASU 2010-06 only relate to disclosure, the adoption of this guidance did not have an effect on our financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

Financing Needs

Including the net proceeds from the previous private placement stock offerings and the convertible notes, the Company may only have sufficient funds to conduct its operations through the balance of 2013. There can be no assurance that if in fact the Company does generate additional revenue, that such revenues would be sufficient to sustain or grow the operations.  It is therefore anticipated that the Company will need additional capital in order to continue operations.

The Company presently does not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds from previous private placements, convertible notes and a Wells Fargo Bank credit line of $10,000. Due to its brief history and historical operating losses, the Company's operations have not been a source of liquidity. The Company will need to obtain additional capital in order to continue operations. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company cannot guarantee that it will be able to obtain additional capital. The Company will seek capital from the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, or experience unexpected cash requirements. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company's common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail or may even cease its operations.

Language regarding the company's ability to continue as a going concern has been added to the September 30, 2012 unaudited financial statements included in this Prospectus.  If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this would have a material adverse effect on the Company's business, results of operations, liquidity and financial condition.

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Recent Financings

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. On July 1, August 15, September 26, October 26, 2012, December 6, 2012 and January 9, 2013 we entered into six separate Convertible Promissory Notes for $25,000 each (total of $150,000 (the “Convertible Note(s)”) with a shareholder of the Company (the “Holder”). The Convertible Notes bear interest at 8% per annum and are due and payable on the one year anniversary date of each Convertible Note. The Holder of the Convertible Notes may at any time prior to the Maturity Date, convert the principal amount of the Convertible Note into shares of common stock of the Company on the basis of one share of such stock for each $0.35 (the “Conversion Price”) in unpaid principal and accrued interest. The Company may at any time compel the conversion of the Convertible Note or any such portion into shares of common stock at the Conversion Price.

During January 2012 proceeds of $75,000 were received from the sale of 214,286 shares of common stock. On April 5, 2012, pursuant to a Private Placement Memorandum (the “Private Offering”), the Company offered for sale 818,816 units (“Units”) at a purchase price of $1.84 per Unit. Each Unit consists of: i) two shares of common stock, and ii) one redeemable warrant (the “Warrant[s]”) entitling the holder to purchase one share of common stock (the “Warrant Shares”), at an exercise price of $1.84, for a period of 24 months. The Private Offering was terminated on May 10, 2012. The Company had sold 21,739 Units pursuant to the Private Offering resulting in proceeds of $40,000. Additionally, on April 5, 2012, proceeds of $25,000 were received from the sale of 71,428 shares of common stock to an independent accredited investor at $0.35 per share. During 2011, proceeds of $200,100 were received from the sale of 1,000,500 shares of common stock.

Off Balance Sheet Arrangements

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

 ~~We have not had any disagreements with our accountants.~~

On November 2, 2012, Board of Directors of the registrant dismissed Hamilton P.C. as its independent registered public accounting firm.  On the same date, the accounting firm of Kyle L. Tingle, CPA, LLC was engaged as the Registrant’s new independent registered public accounting firm.

The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Hamilton, P.C.

On November 2, 2012, the registrant engaged Kyle L. Tingle, CPA, LLC ("Tingle") of Las Vegas, Nevada as its independent accountant.  At the time of Tingle's engagement, Registrant was in the process of preparing its Quarterly 10Q Report for the nine months ended September 30, 2012 (the "9-30-12 10Q"). The Company provided Tingle with the documentation necessary for Tingle to review the 9-30-12 10Q.  On November 13, 2012, Tingle suggested by email that the Registrant file a Form 12b-25 Extension to file the 9-30-12 10Q, which the Registrant did.  Thus, the Registrant's last day to file the 9-30-12 10Q was extended to November 19, 2012 (the "Deadline").

Thereafter, on November 13, 2012, an email was received from Tingle asking that the Registrant execute a Management Representation Letter, which was sent to Tingle on November 16, 2012. Also on November 13, 2012, Tingle sent an email to Registrant's Accountant commenting upon the 10Q information previously sent to Tingle.

On November 14, and 16th, the Registrant's Accountant, and CEO attempted to communicate with Tingle to get Tingle's comments on the 10Q documentation that had been sent to Tingle.  Tingle did not communicate with Registrant until  mid-day on November 19, 2012, which did not give the Registrant enough time to respond to Tingle's comments and file by the Deadline.  Registrant then filed its 10Q for the nine months ended September 30, 2012 on November 19, 2012. The 9-30-12 10Q filed on November 19, 2012 was not Reviewed.

On December 2, 2012, Tingle sent an email to Registrant regarding the filing of the 9-30-12 10Q. Registrant's CEO and Accountant spoke with Tingle on December 3, 2012 about Tingle's December 2, 2012 email.  During that December 3, 2012 conversation, Tingle advised the Registrant that Tingle would take into advisement the substance of the information given to Tingle in the conversation. On December 5, 7, 10, and 11, information was sent to Tingle and attempts to communicate with Tingle were made by Registrant's Accountant .  Since December 3, 2012, and through January 24, 2013, Tingle did not respond to any attempts by Registrant's CEO, Accountant and Counsel to contact Tingle.

Registrant's Board of Directors dismissed Tingle as Auditor as of January 23, 2013 because of Tingle's non-responsiveness to Registrant's numerous requests to complete the conversations concerning Registrant's financial reporting, which conversations had commenced in early November 2012 and had been cut off by Tingle on December 3, 2012.

On January 28, 2013, Registrant filed an 8-K (the "Original 8-K")  indicating that Tingle had been dismissed as Accountant. A copy of the Original 8-K was sent to Tingle along with a request that Tingle provide a Letter pursuant to Item 304(a)(3) of Regulation S-K ("Item 304(a)(3)") (the "Former Accountant's Letter") on January 28,2013. Tingle did not respond to Registrant's request, notwithstanding several requests by Registrant's counsel,

On January 24, 2013, Registrant engaged Ronald R. Chadwick, P.C. (the "New Accountant") as its independent accountant. Registrant provided the New Accountant with all of the information previously provided to Tingle. The New Accountant reviewed the Financial Statements and agreed that the Financial Statement for the three and nine months ended 9/30/2012 were correct and no changes were required.

On February 4, 2013, a Form 8-K A ("8-KA-1”) was filed, indicating the information set forth in the above Paragraph. Also, on February 4, 2013, a copy of the 8-KA-1 was sent to Tingle along with a request that Tingle provide a Letter pursuant to Item 304(a)(3) of Regulation S-K.

On February 8, 2013, a period of 67 days since Tingle had last communicated with the Registrant, Tingle sent Registrant a Letter ("Tingle's Letter") pursuant to Item 304(a)(3) indicating the following (the Paragraphs have been numbered by the Company to allow reference thereto in the responses to Tingle's Letter):

1. There are accounting disagreements on the financial statements filed with the Securities and Exchange Commission. The Company filed Form 10-Q on November 19, 2012 without the consent of this firm in violation of Regulation S-X Part 210.8-03. The review of the financial statements was not complete as there were open issues with respect to accounting for options and the timing of the expensing of options on the financial statements."

2. In review of the prior accountant's workpapers, I did not find audit procedures with regard to the options. A volatility of 100% was used and labeled "conservative" and the risk free interest rate 0.69% was labeled "reasonable" in the workpapers, without documentation for those determinations. I had requested an analysis in compliance with ASC 718-10-30-20 and information on the timing of the issuances prior to the filing. In the analysis provided by the Company in December 2012, the volatility analysis indicated an 80% volatility and created a material change in the computation of option expense for the three and nine month periods ended September 30, 2012. The Company did not adjust the financial statements accordingly."

3. I also had questions with regard to the payment of invoices and the issuance of options on the first day of the quarter. In the prior year workpapers, it appeared that there were no confirmations of any payables (only tracing to subsequent disbursements) and I needed comfort on the timing of services provided with the posting of the invoices.. For example, one contract from January 2011 indicated options as part of compensation. Options were issued in January 2012 and expensed over the four quarters of 2012, not 2011. I received no subsequent information indicating the correct treatment and timing of expensing for the options. These adjustments were material to the financial statements as a whole.

4.Due to the failure of the Company to file a Form 8-K for Item 4.02, Non-Reliance on Previously Issued Financial Statements, I felt that the concurring reviewer and I were precluded from signing off on the engagement completion document and unable to complete the engagement.

The Company disagrees with Tingle and responds to Tingle's Letter as follows:

Response to Paragraph 1.

On February 4, 2013, the Company filed a Form 10Q-A indicating that the Original 10-Q filed on November 19, 2013 was not reviewed, and that subsequently, the financial statements contained in the original 10-Q were reviewed by the Company's new accountant and that "no changes or amendments were made to the 9/30/12 10Q Report as a result of the Review". See Response to Paragraph 2 below for a discussion of accounting for options and timing of expenses.

Response to Paragraph 2

On November 13, 2012, Tingle had sent an email to the Company inquiring as to the volatility of the market price of the common stock and the calculation of the option expense. In response to such email, the Company, also on November 13, 2012, sent to Tingle the Company's Volatility Calculation. The Company had used a 100% Volatility for the price of its shares in calculating the option expense to be recorded. The 100% Volatility was based upon the following:

a. The Company was a new public entity, having its S-1 Registration Statement being declared "Effective" by the SEC on October 14, 2011 (the "Effective Date"). A total of 5,000 shares have been traded in the public marketplace since the Effective Date. The Company concluded that it was not reasonable to use the published stock prices in determining their volatility. For all financial statement issued as of 9/30/12, The Company utilized a volatility of 100% in valuing our stock options which appeared conservative based on private sales of the companies stock. To determine the reasonableness of the 100%, the Company determined that the most reasonable calculation was to consider the Company's volatility as if it were a non-public company in accordance with Accounting Standards Codification as follows:

30-20 [ A nonpublic entity may not be able to reasonably estimate the fair value of its equity share options and similar instruments because it is not practicable for it to estimate the expected volatility of its share price. In that situation, the entity shall account for its equity share options and similar instruments based on a value calculated using the historical volatility of an appropriate industry sector index instead of the expected volatility of the entity’s share price (the calculated value). [FAS 123(R), paragraph 23]

In calculating the volatility, the Company performed the following analysis:

                1 - Utilized the private market price per share for which stock was sold at from 1/19/11 - 7/1/12 to determine volatility. This resulted in a 94% volatility;

                2 - Utilized the private market price for which stock was sold at from 1/19/11 through 9/30/12 adjusted for public sales beginning on 9/21/12. This resulted in a 108% volatility.

                3 - Selected various Small Business Filers per the SEC Edgar website in the SIC 7374 -  Services - Computer Processing & Data Preparation noting volatility. This resulted in an average volatility of 80%.

The Company believes that it has made a reasonable estimate of the volatility of its share prices and is satisfied that a 100% volatility is appropriate in the calculation of its option expenses as set forth in its financial statements. Further, the new accountant is in agreement with the Company's calculations and reporting of the volatility expense.

Response to Paragraph 3

Tingle has stated "I also had questions with regard. to the payment of invoices and the issuance of options on the first day of the quarter. In the prior year workpapers, it appeared that there were no confirmations of any payables (only tracing to subsequent disbursements) and I needed comfort on the timing of services provided with the posting of the invoices." On December 7, 2012, Registrant provided Tingle with the invoices he had inquired about on December 3, 2012. The Schedule provided to Tingle indicated that there was an under accrual of $225, an immaterial amount.

With regard to the options that were posted on the first day of the quarter commencing 10/1/2012, there were a total of 28,900 options that were issued for services performed during the quarter ended 9/30/2012. The invoice for services for which the 28,900 options were based, was not received until after the end of 9/30/2012. Such options were part of the 73,900 options set froth in Footnote 7 to the Financial Statements "Subsequent Events"  that were issued as of October 1, 2012. With a volatility factor of 100%, the 28,900 options are valued at $16,419. These expenses were not ignored as they were set forth in Footnote 7. Had these expenses been recorded in the 3 and 9 month period ended September 30, 2012, they would have increased the Company's net loss for the 3 months ended September 30, 2012from $153,521 to $169,940, and the nine months ended September 30, 2012 from $319,029 to $335,448.  Had the Company used a volatility factor of 80%, as suggested by Tingle, the 28,900 options would have been valued at $ 13,736 and, they would have increased the Company's net loss for the 3 months ended September 30, 2012 from $153,521   to $167,257, and for the nine months ended September 30, 2012 from $319,029 to $332,765.  The Company chose to take the more conservative approach by using the Company's best estimate as provided in the Accounting Standards Codification Section above.

On December 5, 2012, Registrant sent to Tingle an analysis of the volatility and attempted to contact Tingle to discuss the analysis. Tingle did not respond to any attempts to communicate with Tingle and as a result, after many phone messages were left and many emails were sent, Tingle was dismissed as Registrant's accountant.

Registrant does not know what “January 2011” contract Tingle is referring to. The Company did not begin operations until January 19, 2011 and the SaaSMAX Stock Option Plan was not formed until July 2011.

Response to Paragraph 4

No demand was made by Tingle for the Registrant to file a form 8-K for Item 4.02, Non-Reliance on Previously issued Financial Statements. On December 2, 2012, Tingle sent an email to Registrant stating: "The goal is not to have a Form 8-K under section 4.02 that would inform readers that the financial statements in the Form 10-Q cannot be relied upon due to lack of auditor review and outstanding accounting issues.  The preference is to always get the appropriate information to back up the financial information.  If an amendment is necessary, so be it, but the goal needs to have a correct, valid filing." Registrant was fully cooperating with Tingle on December 2, 2012 to give Tingle the "appropriate information". Thereafter Tingle chose to be non-communicative and not respond to Registrant until February 8, 2013.

MANAGEMENT

Directors and Executive Officers

The names of our directors and executive officers, their principal occupations, and the year in which each of our directors and executive officers initially joined the board of directors are set forth below.

Name	Age	Position
Dina Moskowitz	46	CEO, Chairman, President & Secretary

Ms. Moskowitz has been our Chief Executive Officer and Chief Financial Officer from our inception.  Currently and in the foreseeable future she will devote approximately 100% of her time to the affairs of the Company. From May of 2010 to September 2012 , she was also CEO of Critical Digital Data Solutions, Inc., ("CDDS"), a company that offered cloud-based online data storage to individuals and businesses. In addition, Ms. Moskowitz was also Founder and Principal of Corporate Business Plan Associates ("CBPA"), a single proprietorship, through which she has provided business plan and strategic consulting services to early stage companies, primarily in the technology space, for more than 15 years. From 1998 to 2007 she devoted approximately 50% of her time to CBPA.  From 2004 to 2008, she served as a part time V.P. of Marketing and consultant for Spoken Translation, Inc., (a speech-to-speech translation software app vendor), and has provided consulting services to other software companies.  Ms. Moskowitz is also a licensed real estate salesperson in the State of California.  She is a graduate of the Wharton School of Business, University of Pennsylvania, where she earned a B.S. of Economics degree in Finance.

EXECUTIVE COMPENSATION

Ms. Moskowitz received compensation of $40,000 for Fiscal 2012. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

Ms. Moskowitz has agreed to work with limited remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. Ms. Moskowitz will have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay employee directors a separate fee for their services.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dina Moskowitz, Chairman of the Board & CEO	January 19, 2011(inception) through December 31, 2011	$0	$0	$0	$0	$0	$0	$0	$0
Dina Moskowitz, Chairman of the Board & CEO	January 1, 2012 Through December 31, 2012	$40,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 40,000

Total All Executive Officers	January 19, 2011 (inception) Through December 31, 2012	$40,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 40,000

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2012, with respect to any person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of October 12, 2011, there were 4,000,500 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of December 31, 2012 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock***
Dina M. Moskowitz	2,599,988	53.5%
Tony Osibov	300,000	6.2%
F.U., LLC*	714,286	14.7%
Jeffrey Fink**	438,571	9.0%
Officers and Directors as a group	4,152,827	83.4%

_________________

* Jeffrey Fink has full investment authority for these shares.

** 438,571 is comprised of 5,000 shares owned individually by Mr. Fink, 5,000 shares owned individually by Shana Saichek, Mr. Fink’s spouse, and six convertible notes issued to the Jeffrey E. Fink & Shana P. Fink Family Trust Dated October 23, 2012 which are convertible in total to 428,571 shares.

*** Calculations are based upon total shares issued and outstanding of 4,858,275, comprised of 4,429,704 plus all 438,571 shares that would be issued upon the conversion of outstanding Convertible Notes.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Prospectus are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on December 31, 2012, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of the date of this Prospectus.

Option Grants in Last Fiscal Year

On July 5, 2011 the Board of Directors approved and implemented the 2011 Stock Incentive Plan (the "Plan").  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 1,000,000 shares.

As of September 30, 2012, we have granted options to purchase a total of 324,005 shares of common stock under the 2011 Stock Incentive Plan (the “Plan”). The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the time services were rendered.

The Company recognizes option expense ratably over the vesting periods. For the three and nine months ended September 30, 2012, the Company recorded compensation expense related to options granted under the Plan of approximately $81,000 and $111,000, respectively.

The fair value of option grants was estimated using the Black-Scholes option pricing model with the following assumptions:

Nine Months Ended
September 30, 2012

Expected dividend yield	0
Risk-free interest rate	0.69%
Expected volatility	100.00%
Expected life (in years)	3

Stock option activity under the Plan for the nine months ended September 30, 2012 is summarized as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Grant Date Fair Value
Outstanding at December 31, 2011	70,000	$ 0.20		$ 8,645
Options granted	254,005	$ 0.46		109,290
Options exercised	-	$ -		-
Options cancelled/forfeited/ expired	-	$ -		-
Outstanding at September 30, 2012	324,005	$ 0.40	2.36	$ 117,935

Exercisable at September 30, 2012	316,505	$ 0.40	2.44	$ 116,777

As of September 30, 2012, there was $1,158 of unrecognized compensation cost related to unvested stock options. The Company intends to issue new shares to satisfy share option exercises.

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During Fiscal 2011, we granted options to purchase a total of 70,000 shares of common stock under the Plan. The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the date of grant. As permitted by the Plan, the Committee determined fair market value of the common stock at the date of grant based on a number of factors including the $0.20 per common share price that securities were sold to third party investors previously during fiscal year 2011.

The Company recognizes option expense ratably over the vesting periods. For Fiscal 2011, the Company recorded compensation expense related to options granted under the Plan of $5,523.

The fair value of option grants was estimated using the Black-Scholes option pricing model with the following assumptions:

  Fiscal 2011

Expected dividend yield - 0.00

Risk-free interest rate - 0.69%

Expected volatility - 100.00%

Expected life (in years) - 3

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Stock option activity under the Plan for Fiscal 2011 is summarized as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Grant Date Fair Value
Outstanding at January 19, 2011	-	$ -		$ -
Options granted	70,000	$ 0.20	2.61	8,645
Options exercised	-	$ -		-
Options cancelled/forfeited/ expired	-	$ -		-
Outstanding at December 31, 2011	70,000	$ 0.20	2.61	$ 8,645

Exercisable at December31, 2011	42,500	$ 0.20	2.61	$ 5,523

As of December 31, 2011, there was $3,122 of unrecognized compensation cost related to unvested stock options. The Company intends to issue new shares to satisfy share option exercises.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There were no options exercised by our executive officers January 19, 2011 (inception) through December 31, 2012.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors' and officers' insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

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SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Incentive Plan

Our 2011 Stock Incentive Plan provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to our directors, officers, employees and consultants. At the adoption of this plan, we set aside 1,000,000 shares of common stock, which may be issued upon the exercise of options, and issuance of unregistered stock under the Stock Incentive Plan. As of December 31, 2012, options and restricted stock available for issuance are 602,095.

Our board of directors administers the above plan and our board may amend or terminate the plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

DESCRIPTION OF SECURITIES

Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (the "Common Stock") and 20,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At the close of business on December 31, 2012, the Company had 4,429,704 shares of Common Stock issued and outstanding.

Common Stock

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future

Options and Warrants

On July 5, 2011 the Board of Directors approved and implemented the 2011 Stock Incentive Plan (the "Plan").  The plan authorized option or restricted stock grants to employees and other persons closely associated with the Company. The Company has reserved 1,000,000 common shares to be issued under the Plan. As of September 30, 2012, we have granted options to purchase a total of 324,005 shares of common stock under the 2011 Stock Incentive Plan (the “Plan”). The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the time services were rendered. During Fiscal 2011, we granted options to purchase a total of 70,000 shares of common stock under the Plan. The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the date of grant.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York, 11516. Telephone: (212) 828-8436.

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PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•That a broker or dealer approve a person's account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

• Obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•Sets forth the basis on which the broker or dealer made the suitability determination; and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. The term "Selling Stockholders" includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, none of the Selling Stockholders will continue to own any shares of our common stock.

	Beneficial Ownership Before Offering	Percentage of Common Stock Before Offering	Shares of Common Stock Offered by this Prospectus	Beneficial Ownership After the Offering (2)(3)
Alan Altman	25,000	0.50%	25,000	0.00%
Steven Bellach	10,000	0.20%	10,000	0.00%
Arthur Bobrow	5,000	0.10%	5,000	0.00%
Derek Cahill (is also OnDemand Software)	242,529	4.82%	2,500	4.77%
Michelle Cahill	2,500	0.05%	2,500	0.00%
Dalia Cohen	2,500	0.05%	2,500	0.00%
Lee Cunningham	7,500	0.15%	7,500	0.00%
Jeffrey Fink (4)	433,571	8.62%	5,000	8.52%
Shana Fink	5,000	0.10%	5,000	0.00%
F.U., LLC (4)	714,286	14.20%	500,000	4.26%
Jason Galea	2,500	0.05%	2,500	0.00%
Michael Gencarella	171,428	3.41%	100,000	1.42%
The David & Paige Glickman Family Trust (5)	50,000	0.99%	50,000	0.00%
Ivy Gordon	5,000	0.10%	5,000	0.00%
Amy Lapinski	37,500	0.75%	37,500	0.00%
Sterling Lapinski	37,500	0.75%	37,500	0.00%
Ian Mausner (Includes Evolution Lending's Warrants)	107,065	2.13%	50,000	1.13%
Rod Moskowitz	5,000	0.10%	5,000	0.00%
Wendy Moskowitz	5,000	0.10%	5,000	0.00%
Stanley Moskowitz(7)(8)	112,500	2.24%	2,500	2.19%
Viviane Moskowitz(8)	2,500	0.05%	2,500	0.00%
Carole Robin	5,000	0.10%	5,000	0.00%
Gregory Robin	25,000	0.50%	25,000	0.00%
Howard Robin	50,000	0.99%	50,000	0.00%
Richard Rogers	5,000	0.10%	5,000	0.00%
Nikolaos Souris	5,500	0.11%	5,500	0.00%
Harris Trust	20,652(10)	0.41%	12,500	0.26%
Walter Straub	5,000	0.10%	5,000	0.00%
Phoenix Apparel International (6)	12,500	0.25%	12,500	0.00%
Denmoss, Inc. (6)	12,500	0.25%	12,500	0.00%
Total Shares	2,125,031	42.25%	995,500	22.46%

(1) None of the selling shareholders are broker-dealers or affiliates of broker-dealers

(2) Assumes all shares offered by this Prospectus are sold.

(3) Number of shares includes shares issued to the selling shareholders in connection with the private placement of securities by the Company. There were a total of 1,000,500 shares of the Company's common stock issued to purchasers in private placements of which 995,500 are being registered pursuant to this registration statement.

(4) Jeffrey Fink has full investment authority for shares in FU LLC. Also Jeffrey Fink has full investment authority for The Family Trust which holds 6 convertible notes that are converted to 428,571 Shares

(5) David Glickman has full investment authority for these shares.

(6) David Moskowitz has full investment authority for these shares.

(7) Includes options to acquire 10,000 shares of common stock at $.20 per share, 50,000 at $0.35, 40,000 at $0.92

(8) Stanley Moskowitz and Viviane Moskowitz are the parents of Dina Moskowitz, CEO of the Company.

(9) Based on total fully diluted shares of 5,030,019

(10) Includes 12,500 shares owned by Harris Trust, 5,435 shares and 2,717 warrants to purchase shares owned by the Robert A. Strahl Charitable Remainder Trust. Robert A. Strahl has full investment authority for both the Harris Trust and the Robert A. Strahl Charitable Remainder Trust.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. The selling stockholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices. Our common shares have been approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

25

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham Law Group APC., Carlsbad, California. Stanley Moskowitz, one of the Selling Shareholders, is "Of Counsel" to the Bingham Law Group APC.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Hamilton. P.C., Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2011 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

The Bingham Law Group, Carlsbad California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SaaSMAX, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

26

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
Financial statements for the year ended December 31, 2011 (Audited)	28

Report of Independent Registered Public Accounting Firm	28

Financial Statements
Balance Sheet as of December 31, 2011	29

Statement of Operations for the period January 19, 2011 (inception) to December 31, 2011	30

Statement of Stockholders’ Equity for the period January 19, 2011 (inception) to December 31, 2011	31

Statement of Cash Flows for the period January 19, 2011 (inception) to December 31, 2011	32

Notes to Financial Statements	33

Financial statements for the period ended September 30, 2012 (Unaudited)	37

Balance Sheet as of September 30, 2012 and December 31, 2011	37

Statement of Operations for the three and nine months ended September 30, 2012 and 2011 and the period from January 19, 2011 (inception) to September 30, 2012	38

Statement of Cash Flows for the for the nine months ended September 30, 2012 and 2011 and the period from January 19, 2011 (inception) to September 30, 2012	39

Notes to Financial Statements	40

27

FINANCIAL STATEMENTS FOR THE PERIOD ENDED DECEMBER 31, 2011

Hamilton PC

_________________________________________________________________________________________________

2121 S. Oneida St., Suite 312

Denver, CO  80224

P: (303) 548-8072

F: (888) 466-4216

ed@hamiltonpccpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

SaaSMAX, Inc

San Diego, California

We have audited the accompanying balance sheet of SaaSMAX, Inc, as of December 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from January 19, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SaaSMAX, Inc. as of December 31, 2011, and the result of its operations and its cash flows for period from January 19, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that SaaSMAX, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, SaaSMAX, Inc. suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hamilton, PC

/s/ Hamilton, PC

Denver, Colorado

March 16, 2012

28

SaaSMAX, INC.
(A Development Stage Company)
BALANCE SHEET

December 31, 2011

ASSETS

Current assets:
Cash	$33,158
Other current assets	2,555
Total current assets	35,713

Capitalized software, net of accumulated depreciation	20,195

Total assets	$55,908

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$8,526
Accounts payable – related parties	3,778
Total current liabilities	12,304

Total liabilities	12,304

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding
-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,100,512 shares issued and outstanding
4,100
Additional paid-in capital	224,525
Founders' receivable	(3,000)
Deficit accumulated during development stage	(182,021)

Total stockholders’ equity	43,604

Total liabilities and stockholders’ equity	$55,908

See accompanying notes to financial statements

29

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

January 19, 2011 (inception) to December 31, 2011

Revenues	$-

Operating expenses
Professional fees	82,287
Product development	67,013
General and administrative	32,721

Total operating expenses	182,021

Net loss	$(182,021)

Weighted average number of common shares outstanding - basic and fully diluted
3,947,925

Net loss per share - basic and fully diluted	$(0.05)

See accompanying notes to financial statements

30

SaasMAX, INC.
(A Development Stage Company)
Statement of Stockholders' Equity
Period from January 19, 2011 (inception) to December 31, 2011

				Accumulated Deficit During Development Stage
	Common Stock		Additional
	Shares	Amount	Paid-In Capital		Founders' Receivable	Total
Balance,
January 19, 2011	-	$-	$-	$-	$-	$-
Issuance of founders' shares – January 2011	3,000,000	3,000	-	-	(3,000)	-
Issuance of common stock for cash – February 2011	790,500	790	157,310	-	-	158,100
Issuance of common stock for cash – March 2011	210,000	210	41,790	-	-	42,000
Issuance of common stock for services – October 2011	100,012	100	19,902	-	-	20,002
Stock based compensation - options	-	-	5,523	-	-	5,523
Net loss	-	-	-	(182,021)	-	(182,021)
Balance,
December 31, 2011	4,100,512	$4,100	$224,525	$(182,021)	$(3,000)	$43,604

See accompanying notes to financial statements

31

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

January 19, 2011 (inception) to December 31, 2011

Cash flows from operating activities
Net loss	$(182,021)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	25,525
Depreciation	403
Changes in operating assets and liabilities
Other current assets	(2,555)
Accounts payable and accrued expenses	8,526
Accounts payable – related parties	3,778

Net cash used in operating activities	(146,344)

Cash flows from investing activities
Purchase of capitalized software	(20,598)

Net cash used in investing activities	(20,598)

Cash flows from financing activities
Proceeds from issuance of common stock	200,100

Net cash provided by financing activities	200,100

Net increase in cash	33,158

Cash, beginning of period	-

Cash, end of period	$33,158

Supplemental disclosure of cash flow information:
Income taxes paid	$-
Interest paid	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for founders' receivable	$3,000

See accompanying notes to financial statements

32

SaaSMAX, INC.

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2011

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

SaaSMAX, Inc. (“SaaSMAX” or the “Company”) was incorporated on January 19, 2011 under the laws of the State of Nevada with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online global business-to-business marketplace for software-as-a-service (“SaaS”) providers, resellers and users, with the goal to improve the sales value chain in this rapidly growing sector.

Upon incorporation, SaaSMAX authorized 100,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001.

The Company’s mission is to become a channel program for SaaS, by facilitating, improving and increasing the Sales Value Chain for SaaS Applications (“SaaS Apps”). Our plan is to develop and launch the SaaSMAX Marketplace, which is intended to be a "B2B" or business to business solution to be implemented between SaaS Independent Software Vendors (“ISVs”) and SaaS Solution Providers, that will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world. The SaaSMAX Marketplace will also provide easy-to-use tools for SaaS Resellers and Solution Providers to, among other things, thoroughly research each listed SaaS App, including online demos, technical specifications, ratings, support, pricing, and commission plans. The SaaSMAX Marketplace will also provide a Solution Provider Directory which will contain the business profiles of Solution Providers, which will enable businesses to network with Solution Providers, and will enable Solution Providers to generate new business leads.

The Company intends to enter into an agreement with each of its potential ISVs in which the ISV agrees to compensate SaaSMAX for every purchase transaction that is initiated through the SaaSMAX Online Marketplace or a private labeled version thereof. The Company will be responsible for monitoring, aggregating and reporting total transaction volumes completed between its member Service Providers and the ISVs.

Revenue is expected to be captured through multiple avenues including but not limited to:

1)	Earning fees from SaaS ISVs who list their respective SaaS Apps on the SaaSMAX Marketplace.

2)	Earning fees from SaaS ISVs for promotions or advertising campaigns within the SaaSMAX Marketplace.

3)	Earning commissions based upon a percentage of the revenue earned from SaaS App purchases that were transacted via the SaaSMAX Marketplace and/or SaaSMAX members.

4)	Earning advertising and marketing fees for companies who advertise within the SaaSMAX Marketplace or on the SaaSMAX website.

There can be no assurance that we will be successful in generating any revenue from the means stated above.

Going concern

No assurance can be given that a market for the SaaSMAX product will develop, or that customers will be willing to pay for the SaaSMAX product. During 2011, proceeds of $200,100 were received from the sale of 1,000,500 shares of common stock. During January 2012 proceeds of $75,000 were received from the sale of 214,286 shares of common stock. Our business plan estimates that we will need to raise additional capital to fund our operations during 2012 and there can be no assurance that we will be able to raise any or all of the capital required. We have generated no revenues since our inception and have incurred a net loss of $182,021 and net cash used in operating activities of $146,344 during the period from January 19, 2011 (inception) to December 31, 2011 (“Fiscal 2011”).  Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

Basis of presentation

The accompanying financial statements have been prepared, under accounting principles generally accepted in the United States, assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to successfully raise additional financing, and the ability to ultimately attain profitability.

Development stage company

The Company complies with the Accounting Standards Codification No. 915 “Development Stage Entities” and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Related party transactions

Accounts payable – related parties include amounts owed to management, shareholders owning greater than 5% of the Company’s outstanding common shares and/or members of their immediate family for costs incurred in the ordinary course of business such as software development consulting fees and expense reimbursements.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

33

Fair value estimates

Pursuant to the Accounting Standards Codification (“ASC”) No. 820, “Disclosures About Fair Value of Financial Instruments”, the Company records its financial assets and liabilities at fair value. ASC No. 820 provides a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. ASC No. 820 establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the asset/liability’s anticipated life.

Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The carrying values for cash and accounts payable approximate their fair value due to their short maturities.

Capitalized software

Capitalized software consists primarily of payments made to independent software developers for the development of the SaaSMAX Marketplace. Software development costs are capitalized once technological feasibility of a product is established and it is determined that such costs should be recoverable against future revenues. For products where proven technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Amounts related to software development that are not capitalized are charged immediately to product development costs.

Commencing upon the SaaSMAX Marketplace’s release, capitalized software development costs are amortized to cost of sales based upon the higher of (i) the ratio of current revenue to total projected revenue or (ii) the straight-line method. The amortization period will be two years from the initial release of the product. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific products for which the costs relate. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders for the product prior to its release.

Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. If revised forecasted or actual product sales are less than and/or revised forecasted or actual costs are greater than the original forecasted amount utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

Depreciation

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated two year useful lives of the assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Product development costs

Product development costs are clearly identified and are expensed as incurred in accordance with ASC No. 730, "Research and Development".  Product development costs incurred during Fiscal 2011 totaled approximately $67,000.

Stock-based compensation

Stock based compensation expense is recorded for stock and stock options awarded in return for services rendered. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company estimates forfeitures that it expects will occur and records expense based upon the number of awards expected to vest.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 “Earnings Per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no dilutive shares outstanding as of December 31, 2011.

Recently issued accounting pronouncements

 In May 2011, the Financial Accounting Standards Board ("FASB") issued amended guidance on fair value measurement and related disclosures. The new guidance clarified the concepts applicable for fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in a fair value measurement. This guidance will be effective for reporting periods beginning after December 15, 2011, and will be applied prospectively. We do not anticipate a material impact on our consolidated financial statements as a result of the adoption of this amended guidance.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

34

NOTE 2 – CAPITALIZED SOFTWARE

December 31,
2011
Purchased software	$3,900
SaaSMAX Marketplace	16,698
Less: accumulated depreciation	(403)

Total capitalize software, net	$20,195

Depreciation expense for Fiscal 2011 was $403.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common Stock

In conjunction with the Company’s incorporation, the two founders of SaaSMAX were issued a combined total of 3,000,000 shares of common stock. The purchase of the shares is evidenced by a Founders’ Receivable in the amount of $3,000 which is included in Stockholders’ Equity in the accompanying Balance Sheet.

Subsequent to incorporation, SaaSMAX offered (the "Offering") to sell 1,000,500 shares of common stock (the “Shares”) at $0.20 per share in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act"). The Shares were being offered on a “Best Efforts” basis to "Accredited Investors" as that term is defined under Rule 144 of Act. The Offering resulted in the sale of 1,000,500 shares of common stock and proceeds of $200,100. On May 23, 2011 the Company filed a Form S-1 registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the 1,000,500 shares of our common stock for resale by the Selling Shareholders which were sold in the Offering. On October 14, 2011, we received notification from the SEC that the Registration Statement was Effective.

On October 17, 2011, the Company entered into an agreement with a consultant to provide certain technical and business consulting services to assist in launching the SaaSMAX Marketplace, grow the membership base and generate revenue. As compensation for the services, the consultant was granted 100,012 shares of common stock valued at $0.20 per share, will receive $2,000 per month over the initial six-month term of the agreement and will receive up to 200,025 stock options should certain milestones be reached.

NOTE 4 –STOCK INCENTIVE PLAN

On July 5, 2011 (the “Effective Date”), the Company adopted the 2011 Stock Incentive Plan, (the “Plan”), pursuant to which we are authorized to grant shares of common stock, stock options intended to qualify as Incentive Stock Options, “ISO”, under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified options and stock appreciation rights to our employees, officers, directors and consultants. The Company is authorized to grant options to purchase up to 1,000,000 shares of common stock under the Plan which as of March 29, 2012, options to purchase 800,000 shares of common stock remained available for future grant. The Company intends that any grant, award or other acquisition of the Company’s securities pursuant to the Plan to any officer and/or director of the Company shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended. No participant may be granted ISOs under the Plan that would result in ISOs to purchase shares of Common Stock with an aggregate fair market value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. The Plan shall be administered by a committee of the Board of Directors (the “Committee”). The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its participants.

As of December 31, 2011, we have granted options to purchase a total of 70,000 shares of common stock under the Plan. The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the date of grant. As permitted by the Plan, the Committee determined fair market value of the common stock at the date of grant based on a number of factors including the $0.20 per common share price that securities were sold to third party investors previously during fiscal year 2011.

The Company recognizes option expense ratably over the vesting periods. For Fiscal 2011, the Company recorded compensation expense related to options granted under the Plan of $5,523.

The fair value of option grants was estimated using the Black-Scholes option pricing model with the following assumptions:

  Fiscal 2011

Expected dividend yield 0.00

Risk-free interest rate 0.69%

Expected volatility 100.00%

Expected life (in years) 3

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Stock option activity under the Plan for Fiscal 2011 is summarized as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Grant Date Fair Value
Outstanding at January 19, 2011	-	$ -		$ -
Options granted	70,000	$ 0.20	2.61	8,645
Options exercised	-	$ -		-
Options cancelled/forfeited/ expired	-	$ -		-
Outstanding at December 31, 2011	70,000	$ 0.20	2.61	$ 8,645

Exercisable at December31, 2011	42,500	$ 0.20	2.61	$ 5,523

As of December 31, 2011, there was $3,122 of unrecognized compensation cost related to unvested stock options. The Company intends to issue new shares to satisfy share option exercises.

35

NOTE 5 – INCOME TAXES

The provision for refundable Federal income tax consists of the following as of December 31 2011:

Refundable Federal income tax calculated at statutory rate of 35% $ 64,000

Less: Stock based compensation expense (9,000)

Change in valuation allowance (55,000)

Net refundable amount $ -

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows at December 31, 2011:

Deferred tax asset attributable to:

Net operating losses carried forward $ 55,000

Less: Valuation allowance (55,000)

Net deferred tax asset $ -

The Company established a full valuation allowance in accordance with the provision of ASC No. 740, Income Taxes. The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

At December 31, 2011, the Company had an unused net operating loss carryover approximating $156,000 that is available to offset future taxable income, which expires beginning in 2031.

No provision was made for federal income tax since the Company has net operating losses.

NOTE 6 - COMMITMENTS & CONTINGENCIES

Commitments

The Company has entered into a consulting agreement with an investor advisory firm (the “Firm”) to provide introductions to investment relations, investment bankers and funding sources. Upon the completion of a capital raise of $500,000 from or through one of the sources that was introduced through the Firm, SaaSMAX shall pay the Firm options to purchase 100,012 shares of common stock at $0.20 per share. Said shares shall be subject to restrictions upon transfer pursuant to Rule 144, as promulgated under the Securities Act of 1933, as amended. This agreement expires in October 2012 at which time it may be renewed upon mutual consent by both parties for successive 3 month periods. The agreement may be terminated by either party without cause upon 30 days notice or immediately with cause.

The Company has entered into six consulting agreements for sales and marketing services. The agreements provide for a maximum monthly expense of $7,000 and include various commission incentives payable in cash and/or options. The agreements are generally for one year terms and can be renewed upon mutual consent between SaaSMAX and the respective consultant for successive three month periods. The agreements may be terminated by either party without cause upon 30 days notice or immediately with cause. Upon termination, SaaSMAX agrees to pay the prorate portion of the monthly cash compensation to the effective date of termination.

Contingencies

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events. We are not currently a party to any material litigation.

NOTE 7 – SUBSEQUENT EVENTS

During January 2012, we entered into a stock purchase agreement with a shareholder in which we received proceeds totalling $75,000 for the issuance of 214,286 shares of common stock ($0.35 per share). The stock purchase agreement includes an anti-dilution clause whereby should the Company sell additional shares of common stock and receive a minimum of $500,000 (a “First Funding”) then said shareholder shall have the right to purchase an amount of shares of common stock of the Company, up to a maximum amount of common shares of the Company that would maintain the shareholder’s 4.97% ownership at a price of $0.35 per share, or the purchase price paid by the purchasers of the First Funding. After a First Funding, should the Company sell additional shares of its common stock and receive a minimum of $500,000, (a “Subsequent Funding”) said shareholder shall have the right to purchase an amount of common shares of the Company up to the shareholder’s then percentage ownership at the price equal to the price that the Company sold its common shares in the Subsequent Funding. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Subsequent to December 31, 2011, the Company granted 130,000 options to various consultants for services to be rendered which included 50,000 options issued to Stanley Moskowitz, the father of the CEO of the Company and Counsel to The Bingham Law Group PLC, counsel to the Company.  The options are exercisable at $0.35 per share and are valued at approximately $26,000.

36

FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 2012 (Unaudited)

SaaSMAX, INC.
(A Development Stage Company)
BALANCE SHEET

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash	$37,397	$33,158
Accounts receivable, net	812	-
Other current assets	1,497	2,555
Total current assets	39,706	35,713

Property, plant & equipment, net of accumulated depreciation	37,914	20,195

Total assets	$77,620	$55,908

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$14,422	$8,526
Accounts payable - related parties	2,643	3,778
Convertible debt, net of debt discount	9,726	-
Total current liabilities	26,791	12,304

Total liabilities	26,791	12,304

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,429,704 and 4,100,512 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	4,430	4,100
Additional paid-in capital	550,449	224,525
Founders' receivable	(3,000)	(3,000)
Deficit accumulated during development stage	(501,050)	(182,021)
Total stockholders’ equity	50,829	43,604

Total liabilities and stockholders’ equity	$77,620	$55,908

See accompanying notes to financial statements

37

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Unaudited)

	Three Months ended September 30,		Nine months ended September 30,		January 19, 2011 (inception) to September 30, 2012
	2012	2011	2012	2011

Revenues	$3,176	$-	$3,176	$-	$3,176

Cost of goods sold	1,114	-	1,114	-	1,114

Gross profit	2,062	-	2,062	-	2,062

Operating expenses
Salaries and professional fees	104,631	16,616	229,368	36,318	313,755
Research and development	14,202	19,919	23,979	63,511	90,933
General and administrative	26,213	15,514	57,207	23,442	87,887

Total operating expenses	145,046	52,049	310,554	123,271	492,575

Loss from operations	(142,984)	(52,049)	(308,492)	(123,271)	(490,513)

Other expense
Interest expense	10,537	-	10,537	-	10,537

Total other expense	10,537	-	10,537	-	10,537

Net loss	$(153,521)	$(52,049)	$(319,029)	$(123,271)	$(501,050)

Weighted average number of common shares outstanding - basic and fully diluted	4,429,703	4,000,500	4,338,276	3,898,595	4,123,840

Net loss per share - basic and fully diluted	$(0.03)	$(0.01)	$(0.07)	$(0.03)	$(0.12)

See accompanying notes to financial statements

38

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011	January 19, 2011 (inception) to September 30, 2012

Cash flows from operating activities
Net loss	$(319,029)	(123,271)	$(501,050)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	111,254	2,744	136,779
Depreciation	2,258	83	2,661
Amortization of debt discount	9,726	-	9,726
Changes in operating assets and liabilities
Accounts receivable	(812)	-	(812)
Other current assets	1,058	-	(1,497)
Accounts payable and accrued expenses	5,896	6,625	14,422
Accounts payable - related parties	(1,135)	-	2,643

Net cash used in operating activities	(190,783)	(113,819)	(337,127)

Cash flows from investing activities
Purchase of capitalized software	(19,977)	(1,400)	(40,575)

Net cash used in investing activities	(19,977)	(1,400)	(40,575)

Cash flows from financing activities
Proceeds from convertible debt	75,000	-	75,000
Proceeds from issuance of common stock	140,000	200,100	340,100

Net cash provided by financing activities	215,000	200,100	415,100

Net increase in cash	4,239	84,881	37,397

Cash, beginning of period	33,158	-	-

Cash, end of period	$37,397	$84,881	$37,397

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

Supplementary disclosure of noncash financing activities:
Beneficial conversion feature on convertible debt	$75,000	$-	$75,000
Issuance of common stock for founders' receivable	$-	$3,000	$3,000

See accompanying notes to financial statements

39

SaaSMAX, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

September 30, 2012

NOTE 1 - ORGANIZATION AND PLAN OF OPERATIONS

SaaSMAX, Inc. (“SaaSMAX” or the “Company”) was incorporated on January 19, 2011 under the laws of the State of Nevada with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online global business-to-business marketplace for software-as-a-service (“SaaS”) providers, resellers and users, with the goal to improve the sales value chain in this rapidly growing sector.

The Company’s mission is to become a channel program for SaaS, by facilitating, improving and increasing the Sales Value Chain for SaaS Applications (“SaaS Apps”). Our plan is to develop and launch the SaaSMAX Marketplace, which is intended to be a "B2B" or business to business solution to be implemented between SaaS Independent Software Vendors (“ISVs”) and SaaS Solution Providers, that enables SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world. The SaaSMAX Marketplace also provides easy-to-use tools for SaaS Resellers and Solution Providers to, among other things, thoroughly research each listed SaaS App, including online demos, technical specifications, ratings, support, pricing, and commission plans. The SaaSMAX Marketplace also provides a Solution Provider Directory which contains the business profiles of Solution Providers, which will enable businesses to network with Solution Providers, and will enable Solution Providers to generate new business leads.

Presently in Beta, the Company is entering into agreements with ISVs in which the ISV agrees to compensate SaaSMAX for every purchase transaction that is initiated through the SaaSMAX Online Marketplace or a private labeled version thereof. The Company is responsible for monitoring, aggregating and reporting total transaction volumes completed between its member Solution Providers and the ISVs, as well as the commissions earned by the Solution Providers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The accompanying unaudited financial statements of SaaSMAX have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and applicable regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement of financial position and results of operations have been included. Our operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. The accompanying unaudited financial statements should be read in conjunction with our audited financial statements for the period ended December 31, 2011, which are included in our Annual Report on Form 10-K, and the risk factors contained therein.

Going concern

No assurance can be given that a large market for the SaaSMAX product will develop, or that a critical mass of customers will be willing to pay for the SaaSMAX product. Since inception, proceeds of $340,100 were received from the sale of 1,329,691 shares of common stock, of which $140,000 was received from the sale of 329,191 shares of common stock during the nine months ended September 30, 2012. Our business plan estimates that we will need to raise additional capital to fund our operations during the remainder of 2012 and there can be no assurance that we will be able to raise any or all of the capital required. We have generated minimal revenues since our inception, have incurred a net loss of $319,029 during the nine months ended September 30, 2012, have net cash used in operating activities of $190,783 for the nine months ended September 30, 2012 and have an accumulated deficit of $501,050 at September 30, 2012.  Accordingly, we will have to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations and there can be no assurance that we will be able to raise any or all of the capital required. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

Development Stage Company

The Company complies with the Accounting Standards Codification No. 915 “Development Stage Entities” and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

Pursuant to a Private Placement Memorandum (the “Private Offering”) dated April 5, 2012, the Company offered for sale 818,816 units (“Units”) at a purchase price of $1.84 per Unit. Each Unit consists of: i) two shares of common stock, and ii) one redeemable warrant (the “Warrant[s]”) entitling the holder to purchase one share of common stock (the “Warrant Shares”), at an exercise price of $1.84, for a period of 24 months. The terms of the Warrants provide that the Company may redeem some or all of the Warrants at any time provided: (a) the Company files a registration statement with the SEC to register the Warrant Shares; (b) the registration statement is declared “effective’ by the SEC; and (c) the Company gives Notice of Redemption to the Warrant holders 30 days prior to the date of the Redemption Date, which the Company may do at any time after the average closing bid price for the shares of common stock on the principal market on which the shares of common stock may be traded, for any 20 consecutive trading days, has equaled or exceeded $2.76 per share. The Private Offering was terminated on May 10, 2012. The Company had sold 21,739 Units resulting in proceeds of $40,000.

On April 5, 2012, the Company entered into a securities purchase agreement with a single accredited investor for the sale of 71,428 shares of common stock at $0.35 per share, resulting in total proceeds of $25,000. The Company concurrently entered into a registration rights agreement with the investor providing piggy-back registration rights to the investor should the Company propose to register any of its securities under the Securities Act of 1933 in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8, or any successor or similar forms).

During January 2012, the Company entered into a stock purchase agreement with a shareholder in which the Company received proceeds totaling $75,000 for the issuance of 214,286 shares of common stock ($0.35 per share). The stock purchase agreement includes an anti-dilution clause whereby should the Company sell additional shares of common stock and receive a minimum of $500,000 (a “First Funding”) then said shareholder shall have the right to purchase an amount of shares of common stock of the Company, up to a maximum amount of common shares of the Company that would maintain the shareholder’s 4.97% ownership at a price of $0.35 per share, or the purchase price paid by the purchasers of the First Funding. After a First Funding, should the Company sell additional shares of its common stock and receive a minimum of $500,000, (a “Subsequent Funding”) said shareholder shall have the right to purchase an amount of common shares of the Company up to the shareholder’s then percentage ownership at the price equal to the price that the Company sold its common shares in the Subsequent Funding. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

NOTE 4 –CONVERTIBLE PROMISSORY NOTES

On July 1, August 15, and September 26, 2012, the Company entered into three separate Convertible Promissory notes in the principal amounts of $25,000, $25,000 and $25,000, respectively (the “Convertible Note(s)”) with a shareholder of the Company (the “Holder”). The Convertible Notes bear interest at 8% per annum and are due in full one year following the date entered into. The Holder of the Convertible Notes may at any time prior to the Maturity Date, convert the principal amount of the Convertible Notes into shares of common stock of the Company on the basis of one share of such stock for each $0.35 (the “Conversion Price”) in unpaid principal and accrued interest. The Company may at any time compel the conversion of the Convertible Note or any such portion into shares of common stock at the Conversion Price. The intrinsic value of the embedded beneficial conversion feature of the Convertible Notes was determined to be $75,000. The intrinsic value of $75,000 was charged to the note discount and credited to Additional Paid in Capital. The note discount is amortized over the term of the Convertible Notes and charged to interest expense.

40

NOTE 5 –STOCK INCENTIVE PLAN

As of September 30, 2012, we have granted options to purchase a total of 324,005 shares of common stock under the 2011 Stock Incentive Plan (the “Plan”). The options were granted to advisors and consultants for services rendered at a price equal to the fair market value of the common stock at the time services were rendered.

The Company recognizes option expense ratably over the vesting periods. For the three and nine months ended September 30, 2012, the Company recorded compensation expense related to options granted under the Plan of approximately $81,000 and $111,000, respectively.

The fair value of option grants was estimated using the Black-Scholes option pricing model with the following assumptions:

  Nine Months Ended

September 30, 2012

Expected dividend yield 0.00

Risk-free interest rate 0.69%

Expected volatility 100.00%

Expected life (in years) 3

Stock option activity under the Plan for the nine months ended September 30, 2012 is summarized as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Grant Date Fair Value
Outstanding at December 31, 2011	70,000	$ 0.20		$ 8,645
Options granted	254,005	$ 0.46		109,290
Options exercised	-	$ -		-
Options cancelled/forfeited/ expired	-	$ -		-
Outstanding at September 30, 2012	324,005	$ 0.40	2.36	$ 117,935

Exercisable at September 30, 2012	316,505	$ 0.40	2.44	$ 116,777

As of September 30, 2012, there was $1,158 of unrecognized compensation cost related to unvested stock options. The Company intends to issue new shares to satisfy share option exercises.

NOTE 6 – CONTINGENCIES

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events. Except as described below, we are not currently a party to any material litigation.

The Company’s former chief technical consultant has made a claim against the Company, asserting claims to an unspecified amount of shares of the Company’s common stock.  Prior to making the claim, the consultant made unauthorized deletions of software code thereby causing the Company to engage new consultants to reconfigure the Company’s software.  We are currently assessing the amount of financial damage that the consultant’s acts have caused and intends to pursue its own claims against the consultant, including but not limited to claims for Conversion, Intentional Interference with Contract and Prospective Business Advantage, Breach of Fiduciary Duty, Negligence, Incompetence, Failure to Disclose Conflicts of Interest and Self-Dealing, Fraud, Deceit, and violation of the Computer Fraud Act.  The Company believes that the consultant’s claims have no merit, and that it will be successful on its own claims.

NOTE 7 – SUBSEQUENT EVENTS

On October 1, 2012, the Company granted 73,900 options (valued at $41,983) to various consultants with exercise prices of $0.92 per option. Included with the options granted are 15,000 options (valued at $8,522) that were issued to Stanley Moskowitz, the father of the Company’s CEO, for legal services. All options granted vested immediately.

On October 26, 2012, the Company entered into a fourth convertible promissory note for $25,000 with the Holder of the Convertible Notes under the same terms as described in Note 4.

41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC registration fee	$23.23
Printing and engraving expenses	$250.00
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$500.00
Total	$8,273.23

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On January 26, 2011, the Company issued a total of 3,000,000 shares of common stock at $.001 per share as follows: 2,700,000 to Dina Moskowitz and 300,000 shares to Tony Osibov.

From January 26, 2011 through June 3, 2011, the Company issued an additional aggregate of 1,000,500 shares of common stock to thirty-one accredited investors in exchange for $200,100 through a private placement investment.

Between April 5, 2012 and April 30, 2012, the Company received a total of $40,000 in proceeds for the sale to 2 accredited investors, of 21,739 Units, each Unit consisting of: i) two shares of common stock, and ii) one redeemable warrant (the “Warrant[s]”) entitling the holder to purchase one share of common stock (the “Warrant Shares”), at an exercise price of $1.84, for a period of 24 months. The sales were made pursuant to in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act"). The terms of the Warrants provide that the Company may redeem some or all of the Warrants at any time provided: (a) the Company files a registration statement with the SEC to register the Warrant Shares; (b) the registration statement is declared “effective’ by the SEC; and (c) the Company gives Notice of Redemption to the Warrant holders 30 days prior to the date of the Redemption Date, which the Company may do at any time after the average closing bid price for the shares of common stock on the principal market on which the shares of common stock may be traded, for any 20 consecutive trading days, has equaled or exceeded $2.76 per share.

On April 4, 2012, the Company entered into a securities purchase agreement with a single accredited investor for the sale of 71,428 shares of common stock at $0.35 per share, resulting in total proceeds of $25,000.  The sales were made pursuant to in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act"). The Company concurrently entered into a registration rights agreement with the investor providing piggy-back registration rights to the investor should the Company propose to register any of its securities under the Securities Act of 1933 in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8, or any successor or similar forms).

Between July 1, 2012 and January 9, 2013 we sold six separate Convertible Promissory Notes for $25,000 each (total of $150,000 (the “Convertible Note(s)”) to a shareholder of the Company (the “Holder”). The Convertible Notes bear interest at 8% per annum and are due and payable on the one year anniversary date of each Convertible Note. The Holder of the Convertible Notes may at any time prior to the Maturity Date, convert the principal amount of the Convertible Note into shares of common stock of the Company on the basis of one share of such stock for each $0.35 (the “Conversion Price”) in unpaid principal and accrued interest. The Company may at any time compel the conversion of the Convertible Note or any such portion into shares of common stock at the Conversion Price.

During January 2012, the Company entered into a stock purchase agreement with a shareholder in which the Company received proceeds totaling $75,000 for the issuance of 214,286 shares of common stock ($0.35 per share).  The stock purchase agreement includes an anti-dilution clause whereby should the Company sell additional shares of common stock and receive a minimum of $500,000 (a “First Funding”) then said shareholder shall have the right to purchase an amount of shares of common stock of the Company, up to a maximum amount of common shares of the Company that would maintain the shareholder’s 4.97% ownership at a price of $0.35 per share, or the purchase price paid by the purchasers of the First Funding.  After a First Funding, should the Company sell additional shares of its common stock and receive a minimum of $500,000, (a “Subsequent Funding”) said shareholder shall have the right to purchase an amount of common shares of the Company up to the shareholder’s then percentage ownership at the price equal to the price that the Company sold its common shares in the Subsequent Funding.  The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

42

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean SaaSMAX, Inc., a Nevada corporation.

Exhibit #	Description
3.1 *	Articles of Incorporation of SaaSMAX, Inc. as amended
3.2 *	Corporate Bylaws for SaaSMAX, Inc.
5.1 *	Legal opinion and consent of Bingham Law.
10.1*	SaaSMAX 2011 Stock Incentive Plan
23.1 *	Consent of Bingham Law (included with Exhibit 5.1)
23.2	Consent of SaaSMAX, Inc.'s Auditors

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the Aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for purposes of determining liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California

February 13 , 2013.

SAASMAX, INC

By:	/s/ Dina M. Moskowitz
Dina M. Moskowitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Dina Moskowitz	Chairman of the Board and Chief Executive Officer	February 13 , 2013
Dina. Moskowitz	(Principal Executive Officer)

/s/ Dina Moskowitz	Chief Financial Officer	February 13 , 2013
Dina Moskowitz	(Principal Accounting Officer)